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                                                                   EXHIBIT 10.27


                                U.S. $150,000,000

                            SECURED CREDIT AGREEMENT,

                           dated as of March 14, 1997

                                      among

                       PROSOURCE RECEIVABLES CORPORATION,

                                  as Borrower,

                                       and

                         PROSOURCE SERVICES CORPORATION,

                                  as Servicer,

                                       and

                         VARIOUS FINANCIAL INSTITUTIONS,

                                   as Lenders,

                                       and

                            THE BANK OF NOVA SCOTIA,

                        as Issuer, as Swingline Bank and
                     as Administrative Agent for the Lenders
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                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

I         DEFINITIONS AND ACCOUNTING TERMS.................................  2
          1.1.  Defined Terms..............................................  2
          1.2.  Use of Defined Terms....................................... 26
          1.3.  Cross-References........................................... 26
          1.4.  Accounting and Financial Determinations.................... 26

II        COMMITMENTS, BORROWING PROCEDURES AND NOTE....................... 27
          2.1.  Commitments................................................ 27
               2.1.1.   Conditions Precedent to Credit
                        Extensions......................................... 27
          2.2.  Reduction of Commitment Amounts............................ 28
          2.3.  Borrowing Procedure........................................ 28
          2.4.  Continuation and Conversion Elections...................... 29
          2.5.  Funding.................................................... 29
          2.6.  Note....................................................... 29
          2.7.  Swingline Loans............................................ 30
               2.7.1.  Borrowing Procedures for Swingline
                       Loans............................................... 30
               2.7.2.  Swingline Note...................................... 30
               2.7.3.  Repayment of Swingline Loans........................ 30
          2.8.  Letter of Credit Issuance Procedures....................... 31
               2.8.1.  Other Lenders' Participation........................ 32
               2.8.2.  Disbursements....................................... 32
               2.8.3.  Reimbursement....................................... 33
               2.8.4.  Deemed Disbursements................................ 33
               2.8.5.  Nature of Reimbursement Obligations................. 34
          2.9.  Extension of Scheduled Maturity Date....................... 35
               2.9.1.  Request for Extension of Scheduled
                       Maturity Date....................................... 35
               2.9.2.  Consent to Extension of Scheduled
                       Maturity............................................ 35

III       REPAYMENTS, PREPAYMENTS, INTEREST AND FEES....................... 36
          3.1.  Repayments and Prepayments................................. 36
          3.2.  Interest Provisions........................................ 37
               3.2.1.  Rates............................................... 37
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                                TABLE OF CONTENTS
                                   (continued)

                                                                           Page
                                                                           ----

               3.2.2.  Post-Maturity Rates................................. 37
               3.2.3.  Payment Dates....................................... 38
          3.3.  Fees....................................................... 38
               3.3.1.  Commitment Fee...................................... 38
               3.3.2.  Letter of Credit Fee................................ 39

IV        CERTAIN LIBO RATE AND OTHER PROVISIONS........................... 39
          4.1.  LIBO Rate Lending Unlawful................................. 39
          4.2.  Deposits Unavailable....................................... 39
          4.3.  Increased LIBO Rate Loan Costs, etc........................ 40
          4.4.  Funding Losses............................................. 40
          4.5.  Increased Capital Costs.................................... 40
          4.6.  Taxes...................................................... 41
          4.7.  Payments, Computations, etc................................ 44
          4.8.  Sharing of Payments........................................ 45
          4.9.  Setoff..................................................... 45
          4.10.  Mitigation................................................ 46
          4.11.  Replacement Lender........................................ 46
          4.12.  Use of Proceeds........................................... 47

V         CONDITIONS TO BORROWING AND ISSUANCE OF LETTERS OF
          CREDIT........................................................... 47
          5.1.  Initial Borrowing.......................................... 47
               5.1.1.  No Material Adverse Change.......................... 47
               5.1.2.  Resolutions, etc.................................... 47
               5.1.3.  Delivery of Notes................................... 48
               5.1.4.  Security Agreement.................................. 48
               5.1.5.  Opinions of Counsel................................. 49
               5.1.6.  Closing Fees, Expenses, etc......................... 49
               5.1.7.  Organic Documents................................... 49
               5.1.8.  Purchase Agreement.................................. 49
               5.1.9.  Fee Letter.......................................... 49
               5.1.10.  Powers of Attorney................................. 49
               5.1.11.  Account Agreements................................. 49
               5.1.12.  Payment of Outstanding Indebtedness,
                        etc................................................ 50
               5.1.13.  Originator Credit Facility
                        Documentation...................................... 50
               5.1.14.  Borrowing Base Report and Settlement
                        Statement.......................................... 50
               5.1.15.  Other Documentation................................ 50


                                       ii
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                                TABLE OF CONTENTS
                                   (continued)

                                                                           Page
                                                                           ----

          5.2.  All Credit Extensions...................................... 50
               5.2.1.  Compliance with Warranties, No
                       Default, etc........................................ 51
               5.2.2.  Credit Extension.................................... 51

VI        REPRESENTATIONS AND WARRANTIES................................... 51
          6.1.  Representations and Warranties of Borrower................. 51
               6.1.1.  Organization, etc................................... 51
               6.1.2.  Due Authorization, Non-Contravention,
                       etc................................................. 52
               6.1.3.  Government Approval, Regulation, etc.
                         .................................................. 52
               6.1.4.  Validity, etc....................................... 52
               6.1.5.  Financial Information............................... 52
               6.1.6.  No Material Adverse Change.......................... 53
               6.1.7.  Litigation, Labor Controversies, etc.
                         .................................................. 53
               6.1.8.  Subsidiaries........................................ 53
               6.1.9.  Corporate Names..................................... 53
               6.1.10.  Taxes.............................................. 53
               6.1.11.  Pension and Welfare Plans.......................... 53
               6.1.12.  Capital Stock...................................... 54
               6.1.13.  Regulations G, T, U and X.......................... 54
               6.1.14.  Accuracy of Information............................ 54
               6.1.15.  Eligible Receivables............................... 54
               6.1.16.  Security Interest.................................. 54
               6.1.17.  Material Contracts................................. 55
               6.1.18.  Valid Transfer; Ownership of
                        Receivables........................................ 55
               6.1.19.  Principal Place of Business........................ 55
               6.1.20.  Lock-Box Banks and Lock-Box Accounts.
                         .................................................. 55
               6.1.21.  Proceeds........................................... 55
          6.2.  Representations and Warranties of Servicer................. 55
               6.2.1.  Organization, etc................................... 55
               6.2.2.  Due Authorization, Non-Contravention,
                       etc................................................. 56
               6.2.3.  Government Approval, Regulation, etc.
                         .................................................. 56
               6.2.4.  Validity, etc....................................... 56
               6.2.5.  Financial Information............................... 56


                                       iii
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                                TABLE OF CONTENTS
                                   (continued)

                                                                           Page
                                                                           ----

               6.2.6.  No Material Adverse Change.......................... 57
               6.2.7.  Litigation, Labor Controversies, etc.
                         .................................................. 57
               6.2.8.  Accuracy of Information............................. 57
               6.2.9.  Eligible Receivables................................ 57
               6.2.10.  Credit and Collection Policy....................... 57

VII       COVENANTS........................................................ 57
          7.1.  Affirmative Covenants of the Borrower...................... 57
               7.1.1.  Financial Information, Reports,
                       Notices, etc........................................ 58
               7.1.2.  Compliance with Laws, etc........................... 59
               7.1.3.  Offices, Name Changes, Etc.......................... 60
               7.1.4.  Collection, Liquidation and Lock-Box
                       Agreements.......................................... 60
               7.1.5.  Deposits to Lock-Box Accounts....................... 61
               7.1.6.  Security Interest, Etc.............................. 61
          7.2.  Negative Covenants of the Borrower......................... 61
               7.2.1.  Business Activities................................. 61
               7.2.2.  Indebtedness........................................ 61
               7.2.3.  Liens, Etc.......................................... 61
               7.2.4.  Extension or Amendment of Receivables
                         .................................................. 62
               7.2.5.  Financial Condition................................. 62
               7.2.6.  Restricted Payments, etc............................ 62
               7.2.7.  Modification of Credit and Collection
                       Policy.............................................. 63
               7.2.8.  Mergers, Acquisitions, Sales, etc................... 63
               7.2.9.  Amendments to Certain Documents..................... 64
               7.2.10.  Separate Corporate Existence....................... 64
          7.3.  Affirmative Covenants of the Servicer...................... 67
               7.3.1.  Compliance with Laws, etc........................... 67
               7.3.2.  Deposits to Lock-Box Accounts....................... 68
          7.4.  Negative Covenants of the Servicer......................... 68
               7.4.1.  Extension or Amendment of Receivables
                         .................................................. 68
               7.4.2.  Modification of Credit and Collection
                       Policy.............................................. 68
               7.4.3.  Amendments to Certain Documents..................... 68

VIII      ADMINISTRATION AND COLLECTION.................................... 68


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                                TABLE OF CONTENTS
                                   (continued)

                                                                           Page
                                                                           ----

          8.1.  Designation of the Servicer................................ 68
          8.2.  Duties of Servicer......................................... 69
          8.3.  Rights on Servicer Transfer Event.......................... 72
          8.4.  Responsibilities of the Borrower........................... 73
          8.5.  Audits..................................................... 73
          8.6.  Application of Collections................................. 74
          8.7.  Servicing Fee.............................................. 74
          8.8.  Servicer Indemnification................................... 74

IX        EVENTS OF DEFAULT AND THEIR EFFECT............................... 75
          9.1.  Events of Default.......................................... 75
               9.1.1.  Non-Payment of Obligations.......................... 75
               9.1.2.  Non-Performance of Other Covenants and
                       Obligations......................................... 75
               9.1.3.  Breach of Representations and
                       Warranties.......................................... 75
               9.1.4.  Default on Originator Indebtedness.................. 75
               9.1.5.  Bankruptcy, Insolvency, etc......................... 76
               9.1.6.  Borrowing Base Deficiency........................... 76
               9.1.7.  Loss Reserve Ratio.................................. 76
               9.1.8.  Dilution Reserve Ratio.............................. 76
               9.1.9.  Collectability of Receivables....................... 76
               9.1.10.  IRS or PBGC Liens.................................. 76
               9.1.11.  Impairment of Security, etc........................ 76
               9.1.12.  Change in Control.................................. 76
               9.1.13.  Purchase and Sale Termination Event................ 76
               9.2.1.  Action if Bankruptcy................................ 77
               9.2.2.  Action if Other Event of Default.................... 77

X         THE ADMINISTRATIVE AGENT......................................... 77
          10.1.  Actions................................................... 77
          10.2.  Funding Reliance, etc..................................... 78
          10.3.  Exculpation............................................... 78
          10.4.  Successor................................................. 79
          10.5.  Loans by Scotiabank....................................... 80
          10.6.  Credit Decisions.......................................... 80
          10.7.  Copies, etc............................................... 80

XI        SETTLEMENT PROCEDURES............................................ 80
          11.1.  Settlement Procedures..................................... 80
          11.2.  Investments of Funds in Certain Accounts.................. 83


                                        v
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                                TABLE OF CONTENTS
                                   (continued)

                                                                           Page
                                                                           ----

XII       MISCELLANEOUS PROVISIONS........................................ 83
          12.1.  Waivers, Amendments, etc................................. 83
          12.2.  Notices.................................................. 85
          12.3.  Payment of Costs and Expenses............................ 85
          12.4.  Indemnification.......................................... 86
          12.5.  Survival................................................. 87
          12.6.  Severability............................................. 87
          12.7.  Headings................................................. 87
          12.8.  Execution in Counterparts, Effectiveness,
                 etc.......................................................87
          12.9.  Governing Law; Entire Agreement.......................... 87
          12.10. Successors and Assigns................................... 88
          12.11. Sale and Transfer of Loans and Notes;
                 Participations in Loans and Notes........................ 88
        12.11.1. Assignments.............................................. 88
        12.11.2. Participations........................................... 90
          12.12. Other Transactions....................................... 91
          12.13. Execution on Behalf of Corporation....................... 91
          12.14. Forum Selection and Consent to Jurisdiction...............91
          12.15. Waiver of Jury Trial..................................... 92


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SCHEDULE I    -  Disclosure Schedule
SCHEDULE II   -  Credit and Collection Policies
SCHEDULE III  -  Addresses; Wire Instructions


EXHIBIT  A-1  -  Form of Note
EXHIBIT  A-2  -  Form of Swingline Note
EXHIBIT  B-1  -  Form Borrowing Base Report
EXHIBIT  B-2  -  Form of Settlement Statement
EXHIBIT  C-1  -  Form of Borrowing Request
EXHIBIT  C-2  -  Form of Letter of Credit Issuance Request
EXHIBIT  D    -  Form of Continuation/Conversion Notice
EXHIBIT  E    -  Form of Lender Assignment Agreement
EXHIBIT  F    -  Forms of Opinions of Counsel to the Borrower
EXHIBIT  G    -  Form of Purchase Agreement
EXHIBIT  H    -  Franchisors
EXHIBIT  I    -  Form of Security Agreement
EXHIBIT  J    -  Form of Power of Attorney
EXHIBIT  K    -  Extension Request
EXHIBIT  L    -  [Reserved]
EXHIBIT  M    -  Form of Collection Account Agreement
EXHIBIT  N    -  Form of Liquidation Account Agreement
EXHIBIT  O    -  Form of Lock-Box Agreement
EXHIBIT  P    -  List of Lock-Box Accounts and Lock-Box Banks
EXHIBIT  Q    -  Franchisor Concentration Limits
EXHIBIT  R    -  Obligor Concentration Limits
EXHIBIT  S    -  Form of Letter of Credit
EXHIBIT  T    -  Corporate Names||


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                            SECURED CREDIT AGREEMENT

      THIS SECURED CREDIT AGREEMENT, dated as of March 14, 1997, is among PROSOURCE RECEIVABLES CORPORATION, a Delaware corporation (the "Borrower"), PROSOURCE SERVICES CORPORATION, a Delaware corporation ("ProSource"), as initial Servicer (the "Servicer"), the various financial institutions as are or may become parties hereto as Lenders (collectively, the "Lenders"), and THE BANK OF NOVA SCOTIA ("Scotiabank"), as Lender and as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), as issuer of letters of credit hereunder (in such capacity, the "Issuer") and as the swingline bank (in such capacity, the "Swingline Bank").

                              W I T N E S S E T H:

      WHEREAS, the Borrower is a wholly-owned, special purpose subsidiary of ProSource, formed for the purpose of purchasing all trade receivables originated or acquired by ProSource;

      WHEREAS, the Borrower desires to obtain:

      (a) from the Lenders, a Commitment (to include availability for Revolving Loans and participations in Letters of Credit) pursuant to which borrowings of Revolving Loans, in a maximum aggregate principal amount (together with all Swingline Loans and Letter of Credit Outstandings) not to exceed the then existing Commitment Amount, will be made to the Borrower from time to time prior to the Commitment Termination Date;

      (b) from the Issuer (and participated in by the Lenders), a Commitment pursuant to which the Issuer will issue Letters of Credit for the account of the Borrower from time to time prior to the Commitment Termination Date in a maximum aggregate Stated Amount at any one time outstanding not to exceed $30,000,000 (provided that the aggregate outstanding principal amount of Revolving Loans, Swingline Loans and Letter of Credit Outstandings at any time shall not exceed the then existing Commitment Amount); and

      (c) from the Swingline Bank, a Commitment pursuant to which borrowings of Swingline Loans in an aggregate outstanding principal amount not to exceed $15,000,000 will be made from time to time prior to the Commitment Termination Date (provided that the aggregate outstanding principal amount of such Swingline Loans, Revolving Loans and Letter of Credit Outstandings at any time shall not exceed the then existing Commitment Amount).

      WHEREAS, the Lenders, the Issuer and the Swingline Bank are willing, on the terms and subject to the conditions hereinafter set forth, to extend such Commitments, issue (or participate in) such Letters of Credit and make such Loans to the Borrower; and

      WHEREAS, the proceeds of such Loans will be used by Borrower to purchase Receivables from ProSource;

      NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

      SECTION 1.1. Defined Terms. The following terms when used in this Agreement, including the preamble and recitals, shall, except where the context otherwise requires, have the following meanings:

      "Administrative Agent" is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor Administrative Agent pursuant to Section 10.4.

      "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power (i) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners or (ii) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

      "Agent's Account" means the account from time to time designated in writing by the Administrative Agent as the "Agent's Account."

      "Aggregate Outstanding Amount" shall equal the sum of (i) the aggregate principal balance of all Loans (including all Swingline Loans) and (ii) the Letter of Credit Outstandings.

      "Agreement" means, on any date, this Secured Credit Agreement as originally in effect on the Effective Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

      "Alternate Base Rate" means, on any date, a fluctuating rate of interest per annum equal to the higher of

            (a) the rate of interest most recently announced by the Administrative Agent at its Domestic Office as its "prime" or "reference" rate for United States loans made in the United States; and

            (b) the Federal Funds Rate most recently determined by the Administrative Agent plus 0.50% per annum.

The Alternate Base Rate is not necessarily the lowest rate of interest determined by the Administrative Agent in connection with extensions of credit. Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans will take effect simultaneously with each change in the Alternate Base Rate. The Administrative Agent will give notice promptly to the Borrower and the Lenders of changes in the Alternate Base Rate.

      "Alternate Base Rate Cost Reserve" means the product as of the most recent Month End Date of (i) the sum of (A) the product of (I) 1.3, multiplied by (II) the Alternate Base Rate, plus (B) 2.00%, multiplied by (ii) a fraction the numerator of which is 2 multiplied by the Days Sales Outstanding for the preceding Fiscal Month and the denominator of which is 365 or, in the case of a leap year, 366.

      "Amortization Day" means any day on or after the Commitment Termination Date.

      "Annual Transfer Agreement" means an annual transfer agreement between Borrower and Newco conforming to the requirements therefor set forth in Section
7.2.8 hereof.

      "Assignee Lender" is defined in Section 12.11.1.

      "Authorized Officer" means, relative to the Borrower and ProSource, those of its employees or officers whose signatures and incumbency shall have been certified to the Administrative Agent and the Secured Parties pursuant to
Section 5.1.2.

      "Available Commitment Amount" means (a) the Commitment Amount minus (b) the sum of the Letter of Credit Outstandings and the outstanding principal balance of all Loans (including all Swingline Loans).

      "Base Rate Loan" means a Loan bearing interest at a fluctuating rate determined by reference to the Alternate Base Rate.

      "Borrower" is defined in the preamble.

      "Borrower Note" means the promissory note of the Borrower payable to the Originator in connection with the purchase of Receivables under the Purchase Agreement.

      "Borrowing" means the Loans of the same Type and, in the case of LIBO Rate Loans, having the same Interest Period made by all Lenders on the same Business Day and pursuant to the same Borrowing Request in accordance with Section 2.3.

      "Borrowing Base" on any day shall equal the product of (A) the Net Receivables Pool Balance multiplied by (B) (100% - Total Reserve Percentage).

      "Borrowing Request" means a loan request duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit C-1.

      "Business Day" means (i) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York; and (ii) relative to any LIBO Rate Loans, any day which is a Business Day described in clause (i) above and which is also a day on which dealings in Dollars are carried on in the London interbank market.

      "Canadian Dollar FX Reserve Percentage" means, at any time, the product of
(a) the FX Factor and (b) a fraction (expressed as a percentage) having (i) a numerator equal to the aggregate Outstanding Balance of all Eligible Receivables which were payable in Canadian dollars as of the most recent Month End Date and
(ii) a denominator equal to the aggregate Outstanding Balance of all Eligible Receivables as of the most recent Month End Date; provided, however, that if the percentage equivalent of the fraction set forth in clause (b) is less than or equal to 3.00%, the Canadian Dollar FX Reserve Percentage shall be 0%.

      "Carrying Costs" is defined in Section 11.1(b)(i).

      "Change in Control" means

            (a) the failure of Onex Corporation, a corporation organized under the laws of Ontario, Canada, and Gerald W. Schwartz, individually or collectively, at any time directly or indirectly to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended) on a fully diluted basis a sufficient number of shares of the capital stock of ProSource, Inc., a Delaware corporation, having (x) at least 51% of the voting power of all issued and outstanding shares of voting capital stock of ProSource, Inc. or (y) the right to exercise voting power for the election of at least a majority of the board of directors of ProSource, Inc.; or

            (b) the failure of the ProSource, Inc. at any time to directly own beneficially and of record on a fully diluted basis 100% of the issued and outstanding shares of capital stock of ProSource (whether voting or non-voting); or

            (c) the failure of ProSource at any time to directly or indirectly own beneficially and of record on a fully diluted basis 100% of the issued and outstanding shares of capital stock of the Borrower (whether voting or non-voting).

      "Code" means the Internal Revenue Code of 1986, and the regulations thereunder, in each case as amended, reformed or otherwise modified from time to time.

      "Collateral" means, collectively, the "Collateral" as defined in the Security Agreement.

      "Collection Account" means that certain bank account numbered 558734 maintained at the First National Bank of Chicago which is in the Borrower's name and governed by the Collection Account Agreement.

      "Collection Account Agreement" means a letter agreement among the Administrative Agent, the Borrower and the Collection Account Bank, substantially in the form of Exhibit M, as amended, supplemented, restated or otherwise modified from time to time.

      "Collection Account Bank" means the bank holding the Collection Account.

      "Collections" means all payments received (i) by the Borrower, the Originator or the Servicer with respect to the Pool Receivables, including any proceeds of the sale or other dispositions of any collateral securing any thereof, and other payments otherwise applied in the ordinary course of business to amounts owed under such Pool Receivables and (ii) by the Borrower from the Originator under Section 3.4 of the Purchase Agreement.

      "Commitment" means, as the context may require, (i) a Lender's obligation
(a) to participate in Letters of Credit and (b) to make Revolving Loans, (ii) the Issuer's obligation to issue Letters of Credit and (iii) the Swingline Bank's obligation to make Swingline Loans.

      "Commitment Amount" means $150,000,000, as such amount may be reduced from time to time pursuant to Section 2.2.

      "Commitment Fee" is defined in Section 3.3.1.

      "Commitment Termination Date" means the earliest of

            (a) the Scheduled Maturity Date;


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

            (b) the date on which the Commitment Amount is terminated in full or reduced to zero pursuant to Section 2.2;

            (c) the date on which any Event of Default of the type described in
      Section 9.1.5 occurs; and

            (d) the date designated by the Required Lenders in a writing delivered to the Borrower following the occurrence of any Event of Default other than the type described in Section 9.1.5.

      "Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person; provided, that the term "Contingent Liability" shall not include guarantees of payment delivered by ProSource in respect of loans or advances made to employees of ProSource or its Subsidiaries the proceeds of which are used to purchase capital stock of ProSource, Inc. where (x) the lender has recourse to such capital stock and (y) the amount loaned is not in excess of 67% of the fair market value of such capital stock. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the debt, obligation or other liability guaranteed thereby.

      "Continuation/Conversion Notice" means a notice of continuation or conversion duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit D.

      "Contract" means, with respect to any Receivable, any and all contracts, understandings, instruments, agreements, invoices, notes, or other writings pursuant to which such Receivable arises or which evidences such Receivable or under which an Obligor becomes or is obligated to make payment in respect of such Receivable.

      "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower or ProSource, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

      "Covered Taxes" means any Taxes other than franchise or capital taxes, branch profits taxes and taxes on or measured by net income or net receipts imposed with respect to any Secured Party by reason of a connection between such Secured Party and the relevant taxing jurisdiction (other than a connection arising solely from such Person having executed, delivered or performed its obligations or received any payment under, or enforced any right in connection with, this Agreement, a Letter of Credit, the Swingline Note or any Note). Covered Taxes shall not include Taxes to which, and to the extent that, the Administrative Agent or the relevant Secured Party, as the case may be, is subject prior to entering into this Agreement, and which would be imposed upon the Administrative Agent or such Secured Party, as the case may be, as a result of a connection between such Person and the relevant taxing authority (other than a connection arising solely from such Person having executed, delivered, performed its obligations or received any payment under, or enforced any right in connection with, this Agreement, a Letter of Credit, the Swingline Note or any Note).

      "Credit Extension" means, as the context may require,

            (a) the making of a Revolving Loan by a Lender;

            (b) the making of a Swingline Loan by the Swingline Bank; or

            (c) the issuance of any Letter of Credit, or the extension of any Stated Expiry Date of any existing Letter of Credit, by the Issuer.

      "Credit and Collection Policy" means those credit and collection policies and practices relating to the Receivables described in Schedule II, as modified in accordance with Section 7.2.7.

      "Days Sales Outstanding" for any Fiscal Month equals the product of (a) the aggregate Outstanding Balance of all Pool Receivables as of the related Month End Date divided by the Monthly Sales for such Fiscal Month, multiplied by
(b) 30 days.

      "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

      "Default Ratio" means, at any time, a fraction (expressed as a percentage) having (a) a numerator that is the sum of (i) the aggregate Outstanding Balance of Pool Receivables that remained outstanding 61 to 90 days after their respective invoice dates, as determined as of the most recent Month End Date, plus (ii) the aggregate Outstanding Balance of Pool Receivables that were written off as uncollectible during the most recently ended Fiscal Month and (b) a denominator that is the Monthly Sales for the Fiscal Month that occurred two Fiscal Months prior to the most recently ended Fiscal Month.

      "Defaulted Receivable" means a Receivable:

                  (i) as to which any payment, or part thereof, remains unpaid for more than 60 days past invoice date;

                  (ii) as to which an Event of Bankruptcy has occurred with
            respect to the Obligor thereof or any other Person obligated thereon or owning any Related Security in respect thereof; or

                  (iii) which, consistent with the Credit and Collection Policy, should be written off the Borrower's books as uncollectible.

      "Dilution" means, for any period, the aggregate net reduction in the aggregate Outstanding Balance of all Receivables during such period as a result of discounts, incorrect billings, setoffs, offsets, credits, rebates, cooperative advertising expenses, allowances, chargebacks, returned, rejected, defective or repossessed goods, allowances for early payments and any other deductions unrelated to the inability of the Obligors to pay such Receivables.

      "Dilution Horizon Variable" means, at any time, the product of (i) .56 multiplied by (ii) a fraction having (a) a numerator equal to the sum of the Monthly Sales for the preceding Fiscal Month and (b) a denominator equal to the Net Receivables Pool Balance as of the most recent Month End Date; provided, however, that the decimal used in clause (i) above shall be revised following the recalculation in the accountant's report delivered pursuant to Section 8.2(k) to equal the fraction having (a) a numerator equal to 12 plus the Sample Dilution Horizon and (b) a denominator equal to 30 days.

      "Dilution Ratio" means, at any time, a fraction (expressed as a percentage) having (a) a numerator equal to the aggregate amount of Dilution on the Pool Receivables occurring during the most recent Fiscal Month, and (b) a denominator equal to the Monthly Sales for the preceding Fiscal Month.

      "Dilution Reserve Percentage" means, at any time, the greater of (a) 3% or
(b) the Dilution Reserve Ratio.

      "Dilution Reserve Ratio" means, at any time, the result (expressed as a percentage) calculated in accordance with the following formula:

      {(2.00 x ADR) + [(HDR-ADR) x (HDR/ADR)]} x DHV

where:

ADR         =     the average of the Dilution Ratios for the 12
                  preceding Fiscal Months;
DHV         =     the Dilution Horizon Variable; and
HDR         =     the highest Dilution Ratio for any Fiscal Month
                  within the 12 preceding Fiscal Months.

      "Disbursement" is defined in Section 2.8.2.

      "Disbursement Date" is defined in Section 2.8.2.

      "Disclosure Schedule" means the Disclosure Schedule attached hereto as
Schedule I, as it may be amended, supplemented or otherwise modified from time to time by the Borrower or ProSource with the written consent of the Required Lenders.

      "Dollar" and the sign "$" mean lawful money of the United States.

      "Domestic Office" means, relative to any Lender, the office of such Lender designated as such below its name on Schedule III or designated in the Lender Assignment Agreement or such other office of a Lender (or any successor or assign of such Lender) within the United States as may be designated from time to time by notice from such Lender to each other Person party hereto.

      "Due Date Defaulted Receivable" means a Receivable:

                  (i) as to which any payment, or part thereof, remains unpaid for at least 31 days from the original due date for such payment;

                  (ii) as to which an Event of Bankruptcy has occurred with
            respect to the Obligor thereof or any other Person obligated thereon or owning any Related Security in respect thereof; or

                  (iii) which, consistent with the Credit and Collection Policy, should be written off the Borrower's books as uncollectible.

      "Effective Date" means March 14, 1997.

      "Eligible Receivable" means, at any time, a Pool Receivable:

            (a) the Obligor of which is a resident of the United States or a resident of a province in Canada that has adopted the PPSA; provided, however, that a Receivable the Obligor of which is a resident of a country other than the United States or a province of Canada that has adopted the PPSA shall be permitted provided that each Receivable is supported by a letter of credit, in a face amount at least equal to the Outstanding Balance of such Receivable issued (i) in favor of the Borrower, (ii) in a form reasonably acceptable to the Administrative Agent and (iii) by a financial institution reasonably acceptable to the Administrative Agent with a short-term unsecured credit rating of at least "A-1" by S&P and "P-1" by Moody's, provided that all action reasonably required by the Administrative Agent has been taken (including delivery of the original of each letter of credit to the Administrative Agent) to give the Administrative Agent for the benefit of the Secured Parties a perfected security interest in such letter of credit and the proceeds thereof.

            (b) the Obligor of which is not an Affiliate of the Originator;

            (c) the Obligor of which is not a government or governmental subdivision or agency unless such Obligor and the related Receivable are in compliance with the Assignment of Claims Act of 1940 and any similar state or Canadian statutes;

            (d) the Obligor of which is not the Obligor of Due Date Defaulted Receivables in excess of 50% of the aggregate Outstanding Balance of all Pool Receivables of such Obligor;

            (e) which is not a Defaulted Receivable;

            (f) as to which the related Contract requires payment (A) within 30 days of the invoice date or (B) later than 30 days but within 45 days of the invoice date therefor, but only if the Outstanding Balance of such Receivable, when taken together with the Outstanding Balance of all other Pool Receivables having similar payment terms, does not exceed 30% of the aggregate Outstanding Balance of all Eligible Receivables;

            (g) which constitutes an "account" as defined in the U.C.C.;

            (h) which is denominated and payable only in Dollars in the United States or, if the Obligor thereof is a Canadian resident, denominated and payable in Canadian dollars in Canada or the United States;

            (i) which is not subject to any dispute, offset, counterclaim, defense or Lien (other than Permitted Liens); provided, however, that the portion of such Receivable that is not subject to any such dispute, offset, counterclaim or defense shall constitute an Eligible Receivable;

            (j) which arises under a Contract which does not require the consent of the related Obligor to be sold or assigned;

            (k) with respect to which the Administrative Agent has not notified the Borrower that such Receivable is not acceptable as an Eligible Receivable hereunder or the related Obligor is not acceptable; provided, however, that such notice shall be based on the reasonable discretion of the Administrative Agent based on customary credit criteria for securitization transactions;

            (l) which was generated by the Originator in the ordinary course of business and was sold to the Borrower pursuant to the Purchase Agreement or which was generated by ProSource Distribution Services Limited in the ordinary course of business, sold to the Originator pursuant to a purchase agreement (which agreement, together with such related documents, certificates and opinions reasonably requested by the Administrative Agent, is in form and substance reasonably satisfactory to the Administrative Agent) and sold to the Borrower pursuant to the Purchase Agreement (including any Receivable which has been sold subsequently by the Borrower to Newco pursuant to an Annual Transfer Agreement or which has been sold subsequently to the Borrower from Newco pursuant to an Annual Transfer Agreement);

            (m) which satisfies all applicable requirements of the Credit and Collection Policy;

            (n) which arises under a Contract that, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Receivable enforceable against such Obligor in accordance with its terms;

            (o) which is not subject to any contingent performance requirements of the Originator or ProSource Distribution Services Limited and which is not subject to any "bill and hold" arrangements;

            (p) which has not been modified or restructured since its creation, except to the extent permitted by Section 8.2(c);

            (q) with regard to which the representations and warranties of the Borrower in Section 6.1.18 are true and correct; and

            (r) as to which the Administrative Agent, for the benefit of the Secured Parties, has a valid and enforceable first priority perfected security interest in the Receivable, the Related Security with respect thereto and the Collections with respect thereto, in each case free and clear of any Lien (other than Permitted Liens).

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time.

      "Existing Credit Agreement" means the Loan and Security Agreement, dated as of March 31, 1995, as amended or modified on or prior to the date hereof, among ProSource, ProSource Canada and BroMar Services, Inc., certain financial institutions parties thereto, NationsBank of Georgia, N.A., The First National Bank of Boston and Fleet Capital Corporation, as co-agents, and NationsBank of Georgia, N.A., as administrative agent.

      "Extension Request" means an Extension Request duly executed by an Authorized Officer of the Borrower pursuant to Section 2.9, substantially in the form of Exhibit K.

      "Event of Bankruptcy" shall be deemed to have occurred with respect to a Person if either:

            (a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

            (b) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due; or

            (c) if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.

      "Event of Default" is defined in Section 9.1.

      "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to:

            (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

            (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

      "Fiscal Month" means the period of four or five consecutive weeks beginning on the first day of a Fiscal Year of the Borrower and ending on the last Saturday on or before the following January 31 and each period of four or five consecutive weeks beginning on the Sunday following the end of the preceding Fiscal Month and ending on the last Saturday on or before the last day of the next calendar month (or of the same calendar month, if the first day of the Fiscal Month was also the first day of a calendar month).

      "Fiscal Quarter" means the period of three consecutive Fiscal Months beginning on the first day of a Fiscal Year of the Borrower and each succeeding consecutive period of three consecutive Fiscal Months.

      "Fiscal Year" means each period of 52 or 53 consecutive weeks beginning on the Sunday following the last Saturday in one calendar year and ending on the last Saturday in the next calendar year; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "1997 Fiscal Year") refer to the Fiscal Year ending on the last Saturday in such calendar year.

      "Franchisor" each franchise/concept listed on Exhibit H, as such Exhibit H is updated from time to time by the Borrower.

      "Franchisor Concentration Limit" for any Franchisor means the percentage set forth opposite such Franchisor's rating on Exhibit Q.

      "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

      "FX Factor" means 0.47.

      "GAAP" is defined in Section 1.4.

      "Hedging Obligations" means, with respect to any Person, all liabilities of such Person under currency exchange agreements, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

      "Indebtedness" of any Person means, without duplication:

            (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

            (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

            (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as capitalized lease liabilities;

            (d) all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined;

            (e) net liabilities of such Person under all Hedging Obligations;

            (f) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services (excluding trade payables arising in the ordinary course of business), and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and

            (g) all Contingent Liabilities of such Person in respect of any of the foregoing.

For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner, except, with respect to any Person other than the Borrower, to the extent said Indebtedness is by its terms nonrecourse to said Person.

      "Indebtedness to be Paid" is defined in Section 5.1.12.

      "Indemnified Liabilities" is defined in Section 12.4.

      "Indemnified Parties" is defined in Section 12.4.

      "Independent Director" is defined in Section 7.2.10(b).

      "Interest Period" means, relative to any LIBO Rate Loan, the period beginning on (and including) the date on which such LIBO Rate Loan is made or continued as, or converted into, a LIBO Rate Loan pursuant to Section 2.3 or 2.4 and shall end on (but exclude) the day which numerically corresponds to such date one or two months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), in either case as the Borrower may select in its relevant notice pursuant to Section 2.3 or 2.4; provided, however, that

            (a) the Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than nine different dates;

            (b) Interest Periods commencing on the same date for Loans comprising part of the same Borrowing shall be of the same duration;

            (c) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day); and

            (d) no Interest Period may end later than the Scheduled Maturity
      Date.

      "IRS" means the Internal Revenue Service of the United States.

      "Issuer" means ScotiaBank in its capacity as issuer of the Letters of Credit.

      "Law Change" is defined in Section 4.6(b).

      "Lender Assignment Agreement" means a Lender Assignment Agreement substantially in the form of Exhibit E hereto.

      "Lenders" is defined in the preamble.

      "Letter of Credit" is defined in Section 2.1.

      "Letter of Credit Fee" is defined in Section 3.3.2.

      "Letter of Credit Commitment Subamount" means, on any date, $30,000,000, as such amount may be reduced from time to time pursuant to Section 2.2.

      "Letter of Credit Issuance Request" means a letter of credit request executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit C-2.

      "Letter of Credit Outstandings" means, on any date, an amount equal to the sum of (a) the then aggregate amount which is undrawn and available under all issued and outstanding Letters of Credit, plus (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations.

      "LIBO Rate" means, relative to any Interest Period for any LIBO Rate Loan, the rate of interest equal to the average (rounded upwards, if necessary, to the nearest 1/100 of 1%) of the rates per annum at which Dollar deposits in immediately available funds are offered in the London interbank market as at or about 11:00 a.m., London, England time, two Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period, and in an amount approximately equal to the amount of such

LIBO Rate Loan and for a period approximately equal to such Interest Period.

      "LIBO Rate Loan" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the LIBO Rate (Reserve Adjusted).

      "LIBO Rate (Reserve Adjusted)" means, relative to any Loan to be made, continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined pursuant to the following formula:

           LIBO Rate          =               LIBO Rate
      (Reserve Adjusted)            -------------------------------
                                    1.00 - LIBOR Reserve Percentage

The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO Rate Loans will be determined by the Administrative Agent on the basis of the LIBOR Reserve Percentage in effect on, and the applicable rates furnished to and received by the Administrative Agent two Business Days before, the first day of such Interest Period.

      "LIBOR Cost Reserve" at any time means (a) if the product of 2 multiplied by the Days Sales Outstanding for the preceding Fiscal Month is greater than 60 days, the product as of the most recent Month End Date of (i) the sum of (A) the product of (I) 1.5 multiplied by (II) the LIBO Rate (Reserve Adjusted) for a two-month Interest Period, plus (B) 2.55%, multiplied by (ii) a fraction, the numerator of which is the product of 2 multiplied by the Days Sales Outstanding for the preceding Fiscal Month and the denominator of which is 365, or in the case of a leap year, 366 or (b) in all other cases, the product of (i) the LIBO Rate (Reserve Adjusted) for a two-month Interest Period, plus 2.55%, multiplied by (ii) a fraction, the numerator of which is 60 and the denominator of which is 365, or in the case of a leap year, 366.

      "LIBOR Office" means, relative to any Lender, the office of such Lender designated as such below its name on Schedule III or designated in the Lender Assignment Agreement or such other office of a Lender as designated from time to time by notice from such

Lender to the Borrower and the Administrative Agent, whether or not outside the United States, which shall be making or maintaining LIBO Rate Loans of such Lender hereunder.

      "LIBOR Reserve Percentage" means, relative to any Interest Period, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements as and when in effect) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of and including "Eurocurrency Liabilities", as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period.

      "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property, or other priority or preferential arrangement of any kind or nature whatsoever, to secure payment of a debt or performance of an obligation.

      "Liquidation Account" means that certain bank account numbered 5587352 maintained at The First National Bank of Chicago in the Borrower's name and governed by the Liquidation Account Agreement.

      "Liquidation Account Agreement" means a letter agreement among the Administrative Agent, the Borrower and the Liquidation Account Bank, substantially in the form of Exhibit N, as amended, supplemented, restated or otherwise modified from time to time.

      "Liquidation Account Bank" means the bank holding the Liquidation Account.

      "Loan" means any loan made or deemed made by a Lender hereunder and any Swingline Loan made by the Swingline Bank hereunder.

      "Loan Document" means this Agreement, the Notes, the Swingline Note, the Security Agreement, the Purchase Agreement, the Fee Letter, the Collection Account Agreement, the Liquidation Account

Agreement, the Lock-Box Agreements and each other document or instrument executed in connection with any of the foregoing, but in any event excluding the Originator Credit Facility and all documentation relating to the facility provided therein.

      "LOC Collateralization Account" means an interest-bearing account established and maintained by the Administrative Agent for the deposit of funds to collateralize Letter of Credit Outstandings.

      "Lock-Box Account" means an account maintained at a bank or other financial institution for the purpose of receiving Collections as listed on Exhibit P.

      "Lock-Box Agreement" means an agreement, in substantially the form of Exhibit O, between the Borrower, the Administrative Agent and each Lock-Box Bank.

      "Lock-Box Bank" means any of the banks or other financial institutions holding one or more Lock-Box Accounts.

      "Loss Reserve Percentage" means, on any date, the greater of (i) the Loss Reserve Ratio and (ii) 12%.

      "Loss Reserve Ratio" means, at any time, the product (expressed as a percentage) of (i) 2.00 multiplied by (ii) the highest three-month rolling average of the Default Ratio for the preceding 12 Fiscal Months multiplied by
(iii) a fraction having (A) a numerator equal to the sum of (I) the Monthly Sales for the two preceding Fiscal Months and (II) the product of the Monthly Sales for the third preceding Fiscal Month and a fraction, the numerator of which is 12 and the denominator of which is 30, and (B) a denominator equal to the Net Receivables Pool Balance as of the most recent Month End Date.

      "Material Adverse Effect" means, with respect to any event or circumstance, a material adverse effect on:

            (i) the business, assets, financial condition, operations, properties or prospects of any of the Borrower or ProSource and its Subsidiaries taken as whole;

            (ii) the ability of any of the Borrower or ProSource to perform its obligations under this Agreement or any other Loan Document to which it is or becomes a party;

            (iii) the enforceability of the Obligations of any of the Borrower or ProSource under any Loan Document to which it is or becomes a party; or

            (iv) the rights and remedies of the Administrative Agent or any Secured Party under any Loan Document.

      The parties hereto understand and agree that the termination of ProSource's agreement to provide distribution services to Arby's restaurants effective April 1, 1997 is not and shall not constitute an event that has a Material Adverse Effect.

      "Month End Date" means the last day of any Fiscal Month of the Borrower.

      "Monthly Payment Date" means the 20th day of each Fiscal Month or, if any such day is not a Business Day, the next succeeding Business Day.

      "Monthly Sales" means, for any Fiscal Month, the product of (i) the aggregate amount payable pursuant to invoices giving rise to Pool Receivables that were generated during such Fiscal Month and (ii) if there are four weeks in such Fiscal Month, a fraction, the numerator of which is 30 and the denominator of which is 28 and if there are five weeks in such Fiscal Month, a fraction, the numerator of which is 30 and the denominator of which is 35.

      "Moody's" means Moody's Investors Service, Inc.

      "Net Receivables Pool Balance" means at any time an amount equal to the aggregate Outstanding Balances of all Eligible Receivables, minus the sum of (a) the aggregate amount by which the aggregate Outstanding Balances of the Eligible Receivables of each Obligor exceeds the product of (i) the Obligor Concentration Limit for such Obligor multiplied by (ii) the aggregate Outstanding Balances of the Eligible Receivables, plus (b) the aggregate amount by which the aggregate Outstanding Balances of all Eligible Receivables of each Franchisor exceeds the product of (i) the

Franchisor Concentration Limit for such Franchisor multiplied by (ii) the aggregate Outstanding Balances of all Eligible Receivables, plus (c) the aggregate amount by which the aggregate Outstanding Balances of all Eligible Receivables payable in Canadian dollars exceeds the product of (i) 10% multiplied by (ii) the aggregate Outstanding Balances of all Eligible Receivables; provided, however, that the sum of amounts set forth in clauses (a)
- (c) shall be calculated by the Servicer in such order as will minimize duplication.

      "Net Worth" means, for any Person at any time, the sum of all amounts which, in accordance with GAAP, would be included under shareholders' equity on the most recently available consolidated balance sheet of such Person and its Subsidiaries.

      "Newco" is defined in Section 7.2.8.

      "Non-U.S. Person" means any Person that is not a U.S. Person.

      "Note" means a promissory note of the Borrower payable to any Lender, in the form of Exhibit A hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

      "Obligations" means all monetary obligations of the Borrower arising under or in connection with this Agreement, the Notes, the Swingline Note and each other Loan Document.

      "Obligor" means each Person obligated to make payments with respect to any Receivable, including any guarantor thereof.

      "Obligor Concentration Limit" for any Obligor means the percentage set forth opposite such Obligor's rating on Exhibit R.

      "Organic Document" means, relative to any Person, as applicable, its certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of formation, limited liability agreement and all shareholder agreements, voting trusts and similar arrangements applicable to any of such Person's partnership interests, limited liability company interests or authorized shares of capital stock.

      "Originator" means ProSource, in its capacity as an originator and seller/contributor of the Pool Receivables.

      "Originator Credit Facility" means the Credit Agreement, dated as of March 14, 1997, among the Originator, certain financial institutions parties thereto and The Bank of Nova Scotia, as administrative agent.

      "Outstanding Balance" means, with respect to any Receivable, the then unpaid principal balance thereof; provided, however, that if such Receivable is denominated in Canadian dollars, the Outstanding Balance thereof shall be the foregoing amount, converted to U.S. Dollars using the applicable exchange rate published in The Wall Street Journal, Eastern Edition under the column entitled "Key Currency Cross Rates," on the Business Day prior to the date of determination.

      "Parent Group" is defined in Section 7.2.10(b).

      "Participant" is defined in Section 12.11.2.

      "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

      "Pension Plan" means a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which ProSource or any corporation, trade or business that is, along with ProSource, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

      "Percentage" means, relative to any Lender, the percentage set forth opposite its name on Schedule III hereto or set forth in the Lender Assignment Agreement, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to
Section 12.11.

      "Permitted Investment" means, at any time:

            (a) any direct obligation of (or guaranteed by) the United States Government (or any agency or instrumentality thereof) maturing not more than one week after such time;

            (b) commercial paper, maturing not more than one week from the date of issue, which is issued by any Lender or a corporation (other than an Affiliate of any Obligor) organized under the laws of any state of the United States or the District of Columbia, in each case rated A-1 by S&P or P-1 by Moody's;

            (c) any certificate of deposit or bankers acceptance, maturing not more than one week after such time, which is issued by any bank organized under the laws of the United States (or any State thereof or the District of Columbia or Canada) which has (x) a credit rating of Aa or better from Moody's or a comparable rating from S&P and (y) a combined capital and surplus greater than $100,000,000 (or the Dollar equivalent thereto); or

            (d) any repurchase agreement entered into with any Lender or commercial banking institution of the stature referred to in clause (c) which

                  (i) is secured by a fully perfected security interest in any obligation of the type described in clause (a), and

                  (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such commercial banking institution thereunder.

      "Permitted Liens" means (i) Liens for taxes, assessments or other governmental charges or levies not at any time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves, if any, in accordance with GAAP shall have been set aside on the applicable Person's books (ii) Liens arising under the Perishable Agricultural Commodities Act, 1930, as amended, provided no claim or notice has been filed under such Act with respect to such Lien.

      "Person" means any natural person, corporation, partnership, firm, association, limited liability company, limited liability partnership, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

      "Plan" means any Pension Plan or Welfare Plan.

      "Pool Receivable" means a Receivable acquired by the Borrower from the Originator pursuant to the Purchase Agreement.

      "PPSA" means (a) the personal property security legislation, as amended, supplemented or replaced from time to time, as in effect in each Province of Canada (other than Quebec, Newfoundland, Prince Edward Island and Nova Scotia),
(b) the Quebec Civil Code, as amended, supplemented or replaced from time to time, as in effect in Quebec, and (c) the Assignment of Book Debts Act, as amended, supplemented or replaced from time to time, as in effect in each of Newfoundland, Prince Edward Island and Nova Scotia.

      "ProSource" is defined in the preamble.

      "Purchase Agreement" means the Purchase and Sale Agreement, dated as of March 14, 1997, between the Borrower and the Originator, in substantially the form of Exhibit G hereto, and any other Purchase and Sale Agreement subsequently executed and delivered by the Borrower and the Originator, in substantially the same form as Exhibit G hereto, as such agreements may be amended, supplemented or otherwise modified from time to time.

      "Quarterly Payment Date" means the last day of March, June, September and December, or, if such day is not a Business Day, the next succeeding Business Day.

      "Receivable" means any right to payment from any Person, whether constituting an account, chattel paper, an instrument or a general intangible (including any right to payment converted to a note), originated by the Originator or acquired by the Originator from ProSource Distribution Services Limited, arising from the sale of goods and services by the Originator (or ProSource Distribution Services Limited), including the right to payment of any interest or finance charges and other obligations of such Person with respect thereto.

      "Reimbursement Obligation" is defined in Section 2.8.3.

      "Related Security" means, with respect to any Receivable: (a) all right, title and interest in and to all Contracts that relate to such Receivable; (b) all security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise; (c) all U.C.C. and PPSA financing statements covering any collateral securing payment of such Receivable; (d) all books and records relating to such Receivable; (e) all guarantees and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise; and (f) all rights and claims of the Borrower with respect to such Receivable pursuant to the Purchase Agreement.

      "Required Lenders" means, at any time, Lenders holding at least 51% of the then aggregate outstanding principal amount of the Loans (it being understood that if any Swingline Loan is outstanding, each Lender shall be deemed to hold its Percentage thereof), or, if no such principal amount is then outstanding, Lenders having at least 51% of the Commitments of the Lenders.

      "Restricted Payment" is defined in Section 7.2.6.

      "Revolving Loans" mean all Loans other than Swingline Loans.

      "Sample Dilution Horizon" is defined in Section 8.2(k).

      "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

      "Scheduled Maturity Date" means March 14, 2002, as such date may be extended pursuant to Section 2.9.

      "Secured Parties" means the Lenders, the Swingline Bank, the Issuer and the Administrative Agent.

      "Security Agreement" means the Security Agreement executed and delivered by the Borrower substantially in the form of Exhibit I hereto, as amended, supplemented, restated or otherwise modified from time to time.

      "Servicer" is defined in Section 8.1.

      "Servicer Indemnified Liabilities" is defined in Section 8.8.

      "Servicer Indemnified Parties" is defined in Section 8.8.

      "Servicer Transfer Event" is defined in Section 8.1(b).

      "Servicing Fee" is defined in Section 8.7.

      "Servicing Fee Reserve Percentage" at any time means the product (expressed as a percentage) of (i) a fraction, the numerator of which is the Outstanding Balance of all Pool Receivables as of the most recent Month End Date and the denominator of which is the Net Receivables Pool Balance as of the most recent Month End Date, multiplied by (ii) 1.00%, multiplied by (iii) a fraction, the numerator of which is 60 and the denominator of which is 365 or, in the case of a leap year, 366.

      "Specified Net Worth Level" shall mean, for any date, the greater of: (a) the level set forth with respect to such date in Section 7.2.4 of the Originator Credit Facility and (b) at any time during any Fiscal Quarter of ProSource, commencing with the second Fiscal Quarter of Fiscal Year 1997, an amount equal to the sum of (i) $70,000,000, plus (ii) an amount equal to 50% of the sum of the Net Income (as defined in the Originator Credit Facility on the Effective
Date) for each Fiscal Quarter, commencing with the second Fiscal Quarter of Fiscal Year 1997 and ending with the last full Fiscal Quarter ending on or prior to any date of measurement, in which Net Income (as defined in the Originator Credit Facility on the Effective Date) exceeded $0 plus (iii) an amount equal to 50%
of the aggregate value of capital contributions made to the equity of ProSource since the Effective Date (excluding capital contributions made expressly and solely for the purpose of curing an Event of Default under the Originator Credit Facility).

      "Stated Amount" of each Letter of Credit means the total amount available to be drawn under such Letter of Credit.

      "Stated Expiry Date" is defined in Section 2.8.

      "Subsidiary" means, with respect to any Person, any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

      "Successor Notice" is defined in Section 8.1(b).

      "Swingline Bank" means Scotiabank in its capacity as swingline lender hereunder.

      "Swingline Commitment Subamount" means, on any date, $15,000,000, as such amount may be reduced from time to time pursuant to Section 2.2.

      "Swingline Loan" means a Loan made available to the Borrower by the Swingline Bank pursuant to Section 2.7 hereof.

      "Swingline Note" means a promissory note, in substantially the form of Exhibit A-2, duly executed by the Borrower and payable to the order of the Swingline Bank in the amount of the Swingline Commitment Subamount, including any amendment, modification, renewal or replacement of such note.

      "Taxes" means any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing jurisdiction, and in each case any interest, additions to tax, penalties or additional amounts payable with respect thereto.

      "Total Reserve Percentage" at any time equals the sum of (i) the Loss Reserve Percentage, (ii) Dilution Reserve Percentage, (iii) the Servicing Fee Reserve Percentage, (iv) the Yield Reserve Percentage and (v) the Canadian Dollar FX Reserve Percentage.

      "Type" means, relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a LIBO Rate Loan.

      "U.C.C." means the Uniform Commercial Code as from time to time in effect in the State of New York.

      "United States" or "U.S." means the United States of America, its fifty states, Puerto Rico and the District of Columbia.

      "U.S. Person" means any Person that is a "United States person" within the meaning of Section 7701(a)(30) of the Code (or any applicable successor provision).

      "Welfare Plan" means a "welfare plan", as such term is defined in section 3(1) of ERISA.

      "Yield Reserve Percentage" at any time means the product (expressed as a percentage) of (i) a fraction, the numerator of which is the Commitment Amount and the denominator of which is the Net Receivables Pool Balance as of the most recent Month End Date, multiplied by (ii) the greater at such time of (A) the LIBOR Cost Reserve and (B) the Alternate Base Rate Cost Reserve.

      SECTION 1.2. Use of Defined Terms. With respect to all terms used in this Agreement, the singular includes the plural and the plural includes the singular, words importing one gender include the other gender, references to "writing" include printing, typing, lithography and other means of reproducing words in a visible form, references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement, references to Persons include their permitted successors and assigns, and the terms "include" or "including" mean "include without limitation" or "including without limitation."

Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in any other Loan Document.

      SECTION 1.3. Cross-References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article, Section or Exhibit are references to such Article, Section or Exhibit of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section, Exhibit or definition to any clause are references to such clause of such Article, Section, Exhibit or definition.

      SECTION 1.4. Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder shall be made in accordance with those generally accepted accounting principles ("GAAP") applied in the preparation of the financial statements referred to in Section 6.2.5. Unless otherwise expressly provided, all financial covenants and defined financial terms shall be computed on a consolidated basis for the Borrower and its Subsidiaries, in each case without duplication. If any preparation in the financial statements referred to in Section 7.1.1 hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) result in a change in any results, amounts, calculations, ratios, standards or terms found in this Agreement or any Loan Document from those which would be derived or be applicable absent such changes, the Borrower may reflect such changes in the financial statements and certificates required to be delivered pursuant to Section 7.1.1, but computations made to determine compliance with financial covenants, including
Section 7.2.5, shall be made without giving effect to any such changes.

                                   ARTICLE II

                  COMMITMENTS, BORROWING PROCEDURES AND NOTE

      SECTION 2.1. Commitments. On the terms and subject to the conditions of this Agreement from time to time on any Business Day occurring prior to the Commitment Termination Date: (i) each Lender severally agrees to make Revolving Loans to the Borrower equal to such Lender's Percentage of the aggregate amount of the Borrowing requested by the Borrower to be made on such day pursuant to
Section 2.3; (ii) the Swingline Bank agrees to make Swingline Loans in accordance with Section 2.7 and (iii) the Issuer agrees to issue, and each Lender agrees to participate in, all letters of credit requested by the Borrower to be issued on such day by the Issuer (the "Letters of Credit") pursuant to
Section 2.8 . The commitment of each Person described in this Section 2.1 is herein referred to as its "Commitment". On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, prepay and reborrow Loans in whole or in part and/or have the Issuer issue Letters of Credit, have such Letters of Credit expire or otherwise terminate without having been drawn upon or, if drawn upon, reimburse the Issuer for each such drawing and have the Issuer issue new Letters of Credit, all in accordance with the terms and conditions of this Agreement.

      SECTION 2.1.1. Conditions Precedent to Credit Extensions. The Issuer shall not be required to issue any Letters of Credit, the Swingline Bank shall not be required to make any Swingline Loan and no Lender shall be required to make any Revolving Loan, if after giving effect thereto:

            (i) the Aggregate Outstanding Amount would exceed the lesser of (A) the Commitment Amount and (B) the sum of the Borrowing Base and the amount on deposit in the Liquidation Account (other than amounts on deposit therein allocated to Carrying Costs) at such time;

            (ii) such Lender's Percentage of the Aggregate Outstanding Amount would exceed such Lender's Percentage of the lesser of (A) the Commitment Amount and (B) the sum of the Borrowing Base and the amount on deposit in the Liquidation

      Account (other than amounts on deposit therein allocated to Carrying Costs) at such time;

            (iii) the Letter of Credit Outstandings would exceed the Letter of Credit Commitment Subamount; or

            (iv) the aggregate outstanding principal amount of all Swingline Loans would exceed the Swingline Commitment Subamount.

      SECTION 2.2. Reduction of Commitment Amounts. The Borrower may, from time to time, on thirty Business Days' prior written notice to the Administrative Agent voluntarily reduce the Commitment Amount; provided, however, that (a) all such reductions shall be permanent, any partial reduction of the Commitment Amount shall be in a minimum amount of $2,500,000 and in an integral multiple of $100,000 and after giving effect to any partial reduction the remaining Commitment Amount will not be less than $50,000,000 and (b) in no event shall the Commitment Amount be reduced below the Aggregate Outstanding Amount. Any reduction in the Commitment Amount shall result in a corresponding pro-rata reduction in the Letter of Credit Commitment Subamount and the Swingline Commitment Subamount.

      SECTION 2.3. Borrowing Procedure. The Borrower may from time to time irrevocably request, by delivering a Borrowing Request to the Administrative Agent (i) on or before 12:00 noon, New York time, on a Business Day that is not less than three, nor more than five, Business Days prior to the requested Borrowing, in the case of LIBO Rate Loans, and (ii) on or before 12:00 noon, New York time, on a Business Day that is not less than one, nor more than five, Business Days prior to the requested Borrowing, in the case of Base Rate Loans, that a Borrowing is to be made in a minimum amount of $1,000,000 and an integral multiple of $100,000, or in the Available Commitment Amount. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the Type of Loans, and shall be made on the Business Day specified in such Borrowing Request. On or before 11:00 a.m., New York time, on such Business Day, each Lender shall deposit with the Administrative Agent immediately available funds in an amount equal to such Lender's Percentage of the requested Borrowing. Such deposit will be made to an account which the Administrative Agent shall specify from time to time by notice to the Lenders. To the extent such funds are received from any Lender, and subject to Section 10.2 to the extent funds are not received from the Lenders, the Administrative Agent shall make such funds available to the Borrower by wire transfer on the same day to the accounts the Borrower shall have specified in its Borrowing Request. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan.

      SECTION 2.4. Continuation and Conversion Elections. By delivering a Continuation/Conversion Notice to the Administrative Agent on or before 12:00 noon, New York time, on a Business Day, the Borrower may from time to time irrevocably elect, on not less than three, nor more than five, Business Days' notice that all, or any portion in an aggregate minimum amount of $1,000,000 and an integral multiple of $100,000 of, Loans be, in the case of Base Rate Loans, converted into LIBO Rate Loans or, in the case of LIBO Rate Loans, be converted into a Base Rate Loan or continued as a LIBO Rate Loan (in the absence of delivery of a Continuation/ Conversion Notice with respect to any LIBO Rate Loan at least three Business Days before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically convert to a Base Rate Loan); provided, however, that (i) each such conversion or continuation shall be pro rata among the applicable outstanding Loans of all Lenders, and (ii) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, LIBO Rate Loans when any Default has occurred and is continuing.

      SECTION 2.5. Funding. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBO Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such LIBO Rate Loan; provided, however, that such LIBO Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, the Borrower shall not be responsible to reimburse the Lender for any increased cost, tax or other amount incurred, paid or payable, or any other loss realized as a result thereof and the obligation of the Borrower to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility. In addition, the Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of Sections 4.1, 4.2, 4.3 or 4.4, it shall be conclusively assumed that each Lender elected to fund all LIBO Rate Loans by purchasing Dollar deposits in its LIBOR Office's interbank eurodollar market.

      SECTION 2.6. Notes. Each Lender's Revolving Loans shall be evidenced by a Note payable to the order of such Lender, in a maximum principal amount equal to such Lender's Percentage of the Commitment Amount. The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to each Lender's Note (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall be conclusive and binding on the Borrower absent manifest error; provided, however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrower.

      SECTION 2.7. Swingline Loans. Subject to the terms and conditions of the Agreement, the Swingline Bank agrees to make the Swingline Loans to the Borrower in accordance with this Section 2.7 up to the amount of the Swingline Commitment Subamount. Amounts borrowed under this Section 2.7 may be borrowed, repaid and reborrowed to, but not including, the Commitment Termination Date. All Swingline Loans shall be made and maintained as Base Rate Loans.

      SECTION 2.7.1. Borrowing Procedures for Swingline Loans. The Borrower may request a Swingline Loan from the Swingline Bank on any Business Day before the Commitment Termination Date by giving the Swingline Bank written or telephonic notice by 12:00 noon, New York time, (or such later time as the Borrower and the Swingline Bank may agree) on the Business Day the proposed Swingline Loan is to be made, promptly followed (within one Business Day) by the delivery of a conforming Borrowing Request. Each such notice shall be effective upon receipt by the Swingline Bank and shall specify the date and amount of borrowing. All Swingline Loans shall be made as Base Rate Loans and shall not be entitled to be converted into LIBO Rate Loans. The Swingline Bank shall pay over the requested amount to the Borrower by no later than its close of business on the requested date of borrowing. Each Swingline Loan shall be made on a Business Day and shall be in the amount of at least $500,000 and in an integral multiple of $100,000. The Swingline Bank shall promptly notify the Administrative Agent of the making and amount of each Swingline Loan. The Administrative Agent shall promptly notify each Lender of such request.

      SECTION 2.7.2. Swingline Note. The Swingline Loans shall be evidenced by the Swingline Note payable to the order of the Swingline Bank, in a maximum principal amount equal to the Swingline Commitment Subamount. The Borrower hereby irrevocably authorizes the Swingline Bank to make (or cause to be made) appropriate notations on the grid attached to the Swingline Note (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal of, and the interest rate applicable to the Swingline Loans evidenced thereby. Such notations shall be conclusive and binding on the Borrower absent manifest error; provided, however, that the failure of the Swingline Bank to make any such notations shall not limit or otherwise affect any Obligations of the Borrower.

      SECTION 2.7.3. Repayment of Swingline Loans. If (i) any Swingline Loan shall be outstanding for more than seven Business Days, (ii) the aggregate principal balance of outstanding Swingline Loans equals or exceeds $1,000,000,
(iii) any Swingline Loan is or will be outstanding on a date when the Borrower requests a Revolving Loan, (iv) any Default shall occur and be continuing, or
(v) the Swingline Bank provides notice to the Administrative Agent and the Lenders, in its discretion, each Lender (including the Swingline Bank in its capacity as a Lender) irrevocably and unconditionally agrees that it will at the request of the Swingline Bank make a Revolving Loan (which shall initially be funded as a Base Rate Loan) in an amount equal to such Lender's Percentage of the aggregate principal amount of all such Swingline Loans then outstanding on such date for the purpose of repaying such Swingline Loans. The Lenders shall deliver the proceeds of such Revolving Loan to the Administrative Agent in immediately available funds by 11:00 a.m., New York time, on the first Business Day following receipt of such request for payment to the Swingline Bank in respect of such Swingline Loan. Upon the making of such payment by a Lender,the amount so funded by such Lender shall become outstanding under such Lender's Note and shall no longer be owed under the Swingline Note. Each Lender's obligation to make available its Percentage of the Swingline Loans to be repaid shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swingline Bank, or anyone else, (ii) the occurrence or continuance of a Default or the lack of satisfaction of any condition set forth in Section 5.2, (iii) any adverse change in the condition (financial or otherwise) of the Borrower or (iv) any other circumstance, happening or event whatsoever. If for any reason a Lender does not make available its Percentage of the foregoing Swingline Loan then being repaid, such Lender shall be deemed to have unconditionally and irrevocably purchased from the Swingline Bank, without recourse or warranty, an undivided interest and participation in such Swingline Loan then being repaid, equal to its Percentage of such Swingline Loan.

      SECTION 2.8. Letter of Credit Issuance Procedures. By delivering to the Administrative Agent a Letter of Credit Issuance Request on or before 12:00 noon, New York time, on a Business Day, the Borrower may, from time to time irrevocably request, on not less than three nor more than ten Business Days' notice, in the case of an issuance of a Letter of Credit, and not less than three Business Days' prior notice, in the case of a request for the extension of the Stated Expiry Date of a Letter of Credit, that the Issuer issue, or extend the Stated Expiry Date of, as the case may be, an irrevocable Letter of Credit in such form as may be requested by the Borrower and approved by the Issuer. Each Letter of Credit shall by its terms be stated to expire on a date (its "Stated Expiry Date") no later than the earlier to occur of (i) the Scheduled Maturity Date or (ii) one year from the date of its issuance. The Issuer shall make available to the beneficiary thereof the original of each Letter of Credit which it issues hereunder. Notwithstanding any other provision to the contrary, it is a condition precedent to the issuance of any Letter of Credit by the Issuer that, as of the date of issuance, no order, judgment or decree of any court, arbitrator or governmental authority shall purport by its terms to enjoin or restrain the Issuer from issuing the Letter of Credit and no law, rule or regulation applicable to the Issuer and no request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the Issuer shall prohibit or request that the Issuer refrain from the issuance of letters of credit generally or the issuance of such Letter of Credit.

      SECTION 2.8.1. Other Lenders' Participation. Upon the issuance of each Letter of Credit issued by the Issuer pursuant hereto, and without further action, each Lender (other than the Issuer) that has a Commitment shall be deemed to have irrevocably purchased, to the extent of its Percentage, a participation interest in such Letter of Credit (including any Contingent Liability and any Reimbursement Obligation with respect thereto), and such Lender shall, to the extent of its Percentage, be responsible for reimbursing the Issuer in accordance with Section 2.8.2 for Reimbursement Obligations which have not been reimbursed by the Borrower prior to 12:00 noon on the Business Day following the Disbursement Date. In addition, such Lender shall, to the extent of its Percentage, be entitled to receive a ratable portion of the Letter of Credit Fees payable pursuant to Section 3.3.2 with respect to each Letter of Credit and of interest payable pursuant to Section 3.2 with respect to any Reimbursement Obligation. To the extent that any Lender has reimbursed the Issuer for a Disbursement as required by this Section, such Lender shall be entitled to receive its ratable portion of any amounts subsequently received (from the Borrower or otherwise) in respect of such Disbursement.

      SECTION 2.8.2. Disbursements. The Issuer will notify the Borrower, the Administrative Agent and each Lender promptly of the presentment for payment of any Letter of Credit issued by the Issuer, together with notice of the date (the "Disbursement Date") such payment shall be made (each such payment, a "Disbursement"). Subject to the terms and provisions of such Letter of Credit and this Agreement, the Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit. Prior to 12:00 noon, New York time, on the first Business Day following the Disbursement Date, the Borrower will reimburse the Administrative Agent, for the account of the Issuer, for all amounts which the Issuer has disbursed under such Letter of Credit, together with interest thereon at a rate per annum equal to the rate per annum then in effect for Base Rate Loans pursuant to Section 3.2 for the period from the Disbursement Date through the date of such reimbursement. Without limiting in any way the foregoing and notwithstanding anything to the contrary contained herein or in any separate application for any Letter of Credit, the Borrower hereby acknowledges and agrees that it shall be obligated to reimburse the Issuer upon each Disbursement of a Letter of Credit, and it shall be deemed to be the obligor for purposes of each such Letter of Credit issued hereunder. If the Borrower has not reimbursed the Issuer for a Disbursement by 12:00 noon, New York time, on the first Business Day following the Disbursement Date, each Lender shall deposit with the Administrative Agent, for the account of the Issuer, immediately available funds in an amount equal to such Lender's Percentage of such unreimbursed Disbursement on or before 11:00 a.m., New York time, on the second Business Day following the Disbursement Date. Upon the making of such payment by a Lender to the Issuer, the amount so paid by such Lender shall become outstanding under such Lender's Note as a Revolving Loan (and initially treated as an Base Rate Loan) and shall no longer constitute a Reimbursement Obligation.

      SECTION 2.8.3. Reimbursement. The obligation (a "Reimbursement Obligation") of the Borrower under Section 2.8.2 to reimburse the Issuer with respect to each Disbursement (including interest thereon), and, upon the failure of the Borrower to reimburse the Issuer, each Lender's obligation to reimburse the Issuer, shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or such Lender, as the case may be, may have or have had against the Issuer or any such Lender, including any defense based upon the failure of any Disbursement to conform to the terms of the applicable Letter of Credit (if, in the Issuer's good faith opinion, such Disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such Letter of Credit; provided, however, that after paying in full its Reimbursement Obligation hereunder, nothing herein shall adversely affect the right of the Borrower or such Lender, as the case may be, to commence any proceeding against the Issuer for any wrongful Disbursement made by the Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence or wilful misconduct on the part of such Issuer.

      SECTION 2.8.4. Deemed Disbursements. Upon the occurrence and during the continuation of any Default of the type described in Section 9.1.5 or, upon written notice from the Administrative Agent given at the direction of the Required Lenders, upon the occurrence and during the continuation of any other Event of Default,

            (a) an amount equal to that portion of all Letter of Credit Outstandings attributable to the then aggregate amount which is undrawn and available under all Letters of Credit issued and outstanding hereunder shall, without demand upon or notice to the Borrower, be deemed to have been paid or disbursed by the Issuer under such Letters of Credit (notwithstanding that such amount may not in fact have been so paid or disbursed); and

            (b) upon notification by the Administrative Agent to the Borrower of its obligations under this Section, the Borrower shall be immediately obligated to reimburse the Issuer for the amount deemed to have been so paid or disbursed by such Issuer.

Any amounts so payable by the Borrower pursuant to this Section shall be deposited in immediately available funds with the Administrative Agent and held in the LOC Collateralization Account as collateral security for the Obligations in connection with the Letters of Credit issued by the Issuer. At such time when the Defaults or Events of Default giving rise to the deemed disbursements hereunder shall have been cured or waived, the Administrative Agent shall return to the Borrower all amounts then on deposit with the Administrative Agent pursuant to this Section which have not been applied to the partial satisfaction of such Obligations.

      SECTION 2.8.5. Nature of Reimbursement Obligations. The Borrower and, to the extent set forth in Section 2.8.1, each Lender shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuer (except to the extent of its own gross negligence or wilful misconduct) shall not be responsible for:

            (a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

            (b) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or the proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

            (c) failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit;

            (d) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; or

            (e) any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit.

None of the foregoing shall affect, impair or prevent the vesting of any of the rights or powers granted to the Issuer or any Lender. In furtherance and extension and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken by an Issuer in good faith (and not constituting gross negligence or willful misconduct) shall be binding upon the Borrower and each such Lender, and shall not put such Issuer under any resulting liability to the Borrower or any such Lender, as the case may be.

      SECTION 2.9. Extension of Scheduled Maturity Date. The Scheduled Maturity Date shall be subject to extension as set forth in this Section 2.9.

      SECTION 2.9.1. Request for Extension of Scheduled Maturity Date. Any term or provision of this Agreement to the contrary notwithstanding, no earlier than 70 days nor later than 45 days prior to the one-year anniversary of the date of the Effective Date, the Borrower may, by delivery of a duly completed Extension Request to the Administrative Agent, irrevocably request that each Lender, the Issuer and the Swingline Bank extend for one additional

365-day period (such period to commence on the day immediately following the then existing Scheduled Maturity Date) the Scheduled Maturity Date relating to such Person's Commitment; provided, that the Scheduled Maturity Date shall not in any event be extended beyond March 14, 2003 (or if such day is not a Business Day, the next preceding Business Day). The failure of the Borrower to request such an extension within the time set forth above shall automatically terminate the Borrower's rights to request such extension.

      SECTION 2.9.2. Consent to Extension of Scheduled Maturity. (a) The Administrative Agent shall, promptly after receipt of an Extension Request pursuant to Section 2.9.1, notify each Lender, the Issuer and the Swingline Bank thereof by providing them a copy of such Extension Request.

      (b) Each Lender, the Issuer and the Swingline Bank shall within 20 Business Days of receipt of the notice described in clause (a), notify the Administrative Agent whether or not it consents to the request of the Borrower set forth in such Extension Request, such consent to be in the sole discretion of each Lender, the Issuer and the Swingline Bank. If such Person does not notify the Administrative Agent of its decision within such 20 Business Days period, such Person shall be deemed not to have consented to the Borrower's request for an extension of the Scheduled Maturity Date.

      (c) The Scheduled Maturity Date shall be extended for one additional period of 365 days from the one-year anniversary of the date of the Effective Date if all the Lenders, the Issuer and the Swingline Bank agree to such extension. The Administrative Agent shall promptly notify the Borrower whether the Lenders, the Issuer and the Swingline Bank have consented to an extension of the Scheduled Maturity Date.

                                   ARTICLE III

                  REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

      SECTION 3.1. Repayments and Prepayments. The Borrower shall repay in full the unpaid principal amount of each Loan upon the Scheduled Maturity Date. Prior thereto, the Borrower

            (a) may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans; provided, however, that

                  (i) any such prepayment shall be made pro rata among the Loans of the same Type and, if applicable, having the same Interest Period for all Lenders;

                  (ii) any LIBO Rate Loan that is repaid other than on the last day of the Interest Period for such Loan shall be subject to Section 4.4;

                  (iii) all such voluntary prepayments shall require written notice to the Administrative Agent on or before 11:00 a.m., New York Time, on the date of such prepayment; and

                  (iv) all such voluntary partial prepayments shall be in an aggregate minimum amount of $1,000,000 and an integral multiple of $100,000;

            (b) shall, on each date when the Aggregate Outstanding Amount exceeds the then Borrowing Base and in accordance with Section 11.1(b)(ii), make a mandatory prepayment of all Loans, up to the amount of such excess, on such date, in the case of Base Rate Loans, or on the end of the next Interest Period (or Interest Periods in the case where the amount of the prepayment exceeds the amount of the next maturing LIBO Rate
      Loan), in the case of LIBO Rate Loans; provided, that if after the prepayment of all Loans any such excess remains, the Borrower shall pay an amount equal to any such remaining excess to the Administrative Agent to be held by the Administrative Agent in the LOC Collateralization Account to collateralize Letter of Credit Outstandings; and

            (c) shall, immediately upon any acceleration of the Loans and other Obligations pursuant to Section 9.2, repay all Loans and, if necessary, provide immediately available funds collateral to the Administrative Agent to be held by the Administrative Agent in the LOC Collateralization Account to collateralize Letter of Credit Outstandings, unless, pursuant to Section 9.2.2, only a portion of all Loans or other Obligations is so accelerated (in which case the portion so accelerated shall be so prepaid or cash collateralized).

Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by Section 4.4. No prepayment of principal of any Loans shall cause a reduction in the Commitment Amount. Although payment of Obligations by the Borrower hereunder may be made out of funds in the Collection Account and the Liquidation Account in accordance with
Article XI, all Obligations of the Borrower shall be full recourse obligations, payable out of any of the assets of the Borrower.

      SECTION 3.2. Interest Provisions. Interest on the outstanding principal amount of Loans shall accrue and be payable in accordance with this Section 3.2.

      SECTION 3.2.1. Rates. Pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, the Borrower may elect that Loans comprising a Borrowing accrue interest at a rate per annum:

            (a) on that portion maintained from time to time as a Base Rate Loan (including all Swingline Loans), equal to the Alternate Base Rate from time to time in effect; and

            (b) on that portion maintained as a LIBO Rate Loan, during each Interest Period applicable thereto, equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus a margin of .55% per annum.

      All LIBO Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBO Rate Loan. Each Swingline Loan shall bear interest on the outstanding principal amount thereof, from and including the date such Swingline Loan is made to but excluding the date it is repaid, at a rate per annum equal to the Alternate Base Rate for each such day.

      SECTION 3.2.2. Post-Maturity Rates. Unless otherwise approved by the Required Lenders, after the date any principal amount of any Loan or Reimbursement Obligation is due and payable (whether on the Scheduled Maturity Date, upon acceleration or otherwise), or after any other Obligation of the Borrower shall have become due and payable, the Borrower shall pay interest (after as well as before judgment) on such amounts at a rate per annum equal to the rate applicable to such Loan or Reimbursement Obligation from time to time in effect plus a margin of 2% or, in the case of any other Obligations of Borrower, at a rate per annum equal to the Alternate Base Rate plus a margin of 2%.

      SECTION 3.2.3. Payment Dates. Interest accrued on each Loan shall be payable, without duplication:

            (a) on the Scheduled Maturity Date;

            (b) on the date of any payment or prepayment, in whole or in part, of the principal outstanding on such Loan (excluding upon the repayment of a Swingline Loan with the proceeds of a Revolving Loan pursuant to Section 2.7.3);

            (c) with respect to Base Rate Loans (including with respect to any Swingline Loans repaid with the proceeds of a Revolving Loan), on each Monthly Payment Date occurring after the Effective Date;

            (d) with respect to LIBO Rate Loans, the last day of each applicable Interest Period; and

            (e) on that portion of any Loans accelerated pursuant to Section 9.2, immediately upon such acceleration.

Interest accrued on Loans or other monetary Obligations of the Borrower arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Scheduled Maturity Date, upon acceleration or otherwise) shall be payable upon demand. Interest payable on Swingline Loans shall be distributed by the Administrative Agent to the Swingline Bank and interest payable on Revolving Loans shall be distributed by the Administrative Agent to the applicable Lenders in accordance with their Percentages.

      SECTION 3.3. Fees. The Borrower agrees to pay the fees set forth in this
Section 3.3. All such fees shall be non-refundable.

      SECTION 3.3.1. Commitment Fee. The Borrower agrees to pay to the Administrative Agent, for the account of each Lender, for the period (including any portion thereof when any of its Commitments are suspended by reason of the Borrower's inability to satisfy any condition of Article V) commencing on the Effective Date and continuing through the Commitment Termination Date, a commitment fee (the "Commitment Fee") at the rate of 1/4 of 1% per annum on such Lender's Percentage of the average daily excess of (i) the Commitment Amount over (ii) the Aggregate Outstanding Amount (other than the principal balance of Swingline Loans). Such commitment fees shall be payable by the Borrower in arrears on each Quarterly Payment Date, commencing with the first such day following the Effective Date, and on the Commitment Termination Date.

      SECTION 3.3.2. Letter of Credit Fee. The Borrower agrees to pay to the Administrative Agent, for the account of each Lender, a facility fee (the "Letter of Credit Fee") in an amount equal to .55% per annum on such Lender's Percentage of the Letter of Credit Outstandings, payable in arrears on each Quarterly Payment Date; provided, however, if any Loans or other Obligations shall become due and payable under Section 9.2, the Letter of Credit Fee shall equal 2.55% per annum. The Borrower further agrees to pay to the Issuer an issuance fee in the amount and on the dates set forth in the Fee Letter.

                                   ARTICLE IV

                     CERTAIN LIBO RATE AND OTHER PROVISIONS

      SECTION 4.1. LIBO Rate Lending Unlawful. If any Lender shall determine (which determination shall, upon written notice thereof to the Borrower, the Administrative Agent and the other Lenders, be conclusive and binding on the Borrower) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender to make, continue or maintain any Loan as, or to convert any Loan into, a LIBO Rate Loan, the obligations of such Lender to make, continue, maintain or convert any such LIBO Rate Loan shall, upon such determination, forthwith be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, and all outstanding LIBO Rate Loans shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto, or sooner if required by such law or assertion.

      SECTION 4.2. Deposits Unavailable. If the Administrative Agent shall have determined that

            (a) with respect to any proposed LIBO Rate Loan, Dollar deposits in the relevant amount and for the relevant Interest Period are not available in the relevant market; or

            (b) by reason of circumstances affecting the relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans,

then, upon notice from the Administrative Agent to the Borrower and the Lenders, the obligations of all Lenders under Section 2.3 and Section 2.4 to make or continue any Loans as, or to convert any Loans into, LIBO Rate Loans shall forthwith be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

      SECTION 4.3. Increased LIBO Rate Loan Costs, etc. The Borrower agrees to reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, LIBO Rate Loans. Such Lender shall promptly notify the Administrative Agent and the Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrower directly to such Lender within five days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower.

      SECTION 4.4. Funding Losses. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBO Rate Loan) as a result of

            (a) any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.1 or otherwise;

            (b) any Loans not being made as LIBO Rate Loans in accordance with the Borrowing Request therefor; or

            (c) any Loans not being continued as, or converted into, LIBO Rate Loans in accordance with the Continuation/Conversion Notice therefor,

then, upon the written notice of such Lender to the Borrower (with a copy to the Administrative Agent), the Borrower shall, within five days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower.

      SECTION 4.5. Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects the amount of capital required or expected to be maintained by any Lender, the Issuer, the Swingline Bank or any

Person controlling such Person, and such Person determines (in good faith but in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of its Commitments or the Loans made, or Letters of Credit issued or participated in) by such Lender, the Issuer or the Swingline Bank is reduced to a level below that which it or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Person to the Borrower and the Administrative Agent, the Borrower shall promptly pay directly to such Person or the Administrative Agent additional amounts sufficient to compensate such Lender, the Issuer, the Swingline Bank or such controlling Person for such reduction in rate of return. A statement of such Lender, the Issuer or the Swingline Bank as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, such Lender, the Issuer or the Swingline Bank may use any method of averaging and attribution that it (in good faith but in its sole and absolute discretion) shall deem applicable to its customers generally.

      SECTION 4.6. Taxes. (a) All payments by the Borrower of principal of, and interest on, or other amounts in respect of, the Loans and all other amounts payable hereunder (including fees) and the Notes, the Letters of Credit and the Swingline Note shall be made free and clear of and without deduction for any Taxes, except to the extent that any such withholdings or deductions are required by applicable law, rule or regulations. In the event that any such withholdings or deductions are required by applicable law, rule or regulations in respect of any Taxes (including Taxes on account of any additional amount or amounts described in clause (a)(iii) below), then the Borrower will

            (i) pay directly to the relevant authority the full amount of Taxes required to be so withheld or deducted;

            (ii) promptly forward to the Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such authority; and

            (iii) subject to paragraph (c) below, if such Taxes are Covered Taxes, pay to the Administrative Agent for the account of the applicable Secured Party such additional amount or amounts as is necessary to ensure that the net amount actually received by each Secured Party will equal the full amount such Secured Party would have received had no such withholding or deduction been required.

In addition, subject to paragraph (c) below, if any Secured Party is required by law at any time to pay any Covered Taxes or to make any payment on account of Covered Taxes on, in relation to or calculated by reference to any sum received or receivable in connection with the Loans, any Swingline Note or any Note or any other amount payable hereunder or under any Swingline Note or any Note, or any liability for Covered Taxes in respect of any sum is imposed, levied or assessed against any Secured Party, then the Borrower will indemnify each such Secured Party for the full amount of Covered Taxes (including Covered Taxes attributable to pay payment on account of such indemnification and any interest, penalties and costs with respect to any such Covered Taxes) actually (or, in the event such Covered Taxes are directly paid by the Borrower, deemed) paid by such Secured Party, whether or not such Covered Taxes were correctly or legally asserted. Such indemnification shall be made within 30 days of the demand of the Secured Party therefor. If the Borrower pays any Covered Taxes as required by the first sentence of this paragraph, then the Borrower will promptly forward to the Administrative Agent an official receipt or duly certified copy of such official receipt or such other documentation satisfactory to the Administrative Agent evidencing such payment of Covered Taxes to the relevant taxing authority. In addition, if the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent, for the account of the respective Secured Party, the required receipts or other required documentary evidence of its payment of any Taxes, the Borrower shall indemnify the Secured Parties for any incremental Taxes that may become payable by any Secured Party as a result of any such failure. For purposes of this Section 4.6, the transfer by any Secured Party to or for the account of any Secured Party of any sum received from the Borrower on account of amounts required to be paid by the Borrower hereunder in respect of Covered Taxes imposed with respect to the recipient shall be deemed a payment by the Borrower of such amounts.

      (b) Each Secured Party that is an original signatory hereto (and each Person which becomes a Lender by assignment, transfer or participation pursuant to Section 12.11 hereof or becomes the Administrative Agent by appointment pursuant to Section 10.4 hereof) that is a Non-U.S. Person agrees severally (but not jointly) that, on or prior to the date of the initial Credit Extension (or such assignment, transfer or appointment, as the case may be) it will in each case deliver to the Borrower and the Administrative Agent either (A) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 (or applicable successor form) certifying in each case that such Person is entitled to receive payments under this Agreement and the Notes, Letters of Credit and/or Swingline Note, as applicable, payable to it without deduction or withholding of any United States federal income taxes and two duly completed copies of United States Internal Revenue Service Form W-8 or Form W-9 (or applicable successor form) or (B) in the case of an assignee Secured Party that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and that does not comply with the requirements of clause (A) of this paragraph, a statement to the effect that such assignee Secured Party is eligible for a complete exemption from withholding of United States withholding tax under Section 871(h) or Section 881(c) of the Code (including, without limitation, statements that such assignee Secured Party is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)) and two duly completed and signed original copies of Internal Revenue Service Form W-8. Each Secured Party shall (if not otherwise required to do so pursuant to clause (B) of this paragraph (b)) deliver to the Borrower two duly completed and signed original copies of Internal Revenue Service Form W-8 or W-9 entitling such Secured Party to receive a complete exemption from United States back-up withholding tax.

Each Person who delivers to the Borrower and the Administrative Agent a Form W-8, W-9, 1001 or 4224, or applicable successor form, pursuant to this clause, further undertakes to deliver to the Borrower and the Administrative Agent two further copies of said

Form W-8, W-9, 1001, 4224, or applicable successor form, or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete, unless in any such case any change in law, rule, regulation, treaty or directive, or in the interpretation or application thereof (a "Law Change") has occurred prior to the date on which any such delivery would otherwise be required, which Law Change renders any such form inapplicable or which would prevent such Person from duly completing and delivering any such form with respect to it. If a Secured Party who previously has delivered any Internal Revenue Service Forms referred to above determines that it is unable subsequently to submit to the Borrower any such Forms, or that it is required to withdraw or cancel any such Forms, then such Secured Party shall promptly notify the Borrower of that fact.

      (c) The Borrower shall not be obligated to make any payment or indemnification pursuant to paragraph (a) above in respect of any U.S. Federal withholding tax imposed in respect of a Non-U.S. Person to the extent that:

            (i) the obligation to withhold U.S. Federal withholding tax with respect to such Non-U.S. Person existed on the date such Non-U.S. Person became a party to this Agreement; provided, however, that this clause (i) shall not apply (x) to any such Non-U.S. Person that becomes a Secured Party after the date hereof following a request of the Borrower that the transferee of the Secured Party's interest hereunder dispose of such interest or (y) to the extent that the payment or indemnification to which such Non-U.S. Person would be entitled (without regard to this clause (i)) does not exceed the payment or indemnification that the Person from whom such Non-U.S. Person acquired its interest would have been entitled to receive in the absence of such acquisition; or

            (ii) the obligation to make such payment or indemnification would not have arisen but for a failure by such Non-U.S. Person to comply with the provisions of paragraph (b) above.

      (d) If the Administrative Agent or any Secured Party determines in its sole discretion (exercised in good faith) that it has received a refund in respect of Taxes for which such Person has received a payment from the Borrower (or which the Borrower paid directly to the relevant authority) pursuant to clause (a) above, it shall promptly pay such refund to the Borrower; provided, however, that the Borrower agrees to return such refund to the Administrative Agent or the applicable Secured Party, as the case may be, promptly after it receives notice from the applicable Secured Party that such Secured Party is required to return all or any portion of such refund to the relevant taxing authority. Each Secured Party may, in its sole discretion (exercised in good faith), determine the order of utilization of any payments to any governmental authority in satisfaction of its liability for Taxes. Nothing in this paragraph (d) shall be construed to require any Secured Party to disclose any of its tax returns or other confidential or proprietary information to the Borrower or to conduct its business or to arrange or to alter in any respect its tax or financial affairs so that it is entitled to receive any refund of any Taxes.

      (e) The agreements in this Section shall survive the termination of this Agreement and the payment of the Notes, the Swingline Note and all other amounts payable hereunder.

      SECTION 4.7. Payments, Computations, etc. Unless otherwise expressly provided herein, all payments by the Borrower pursuant to this Agreement, the Notes, each Letter of Credit or any other Loan Document shall be made by the Borrower to the Administrative Agent for the pro rata account of the Lenders entitled to receive such payment. All such payments required to be made to the Administrative Agent shall be made, without setoff, deduction or counterclaim, not later than 11:00 a.m., New York time, on the date due, in same day or immediately available funds, to such account as the Administrative Agent shall specify from time to time by written notice to the Borrower. Funds received after that time shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day. The Administrative Agent shall promptly remit in same day funds to each Lender its share, if any, of such payments received by the Administrative Agent for the account of such Lender. All interest (including interest on LIBO Rate Loans) and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on a Base Rate Loan, 365 days or, if appropriate, 366 days). Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (c) of the definition of the term "Interest Period") be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

      SECTION 4.8. Sharing of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan or Reimbursement Obligations (other than pursuant to the terms of Sections 4.3, 4.4, 4.5 or 4.6 and other than payments on account of any Swingline Loan) in excess of its pro rata share of payments then or therewith obtained by all Lenders, such Lender shall notify the Administrative Agent and purchase from the other Lenders such participations in Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Credit Extensions the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of (a) the amount of such selling Lender's required repayment to the purchasing Lender to (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 4.8 may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.9) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

      SECTION 4.9. Setoff. Each Secured Party shall, upon the occurrence and during the continuance of any Event of Default described in Section 9.1.5 or, with the consent of the Required Lenders, upon the occurrence and during the continuance of any other Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) the Borrower hereby grants to each Secured Party a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with such Secured Party; provided, however, that any such appropriation and application shall be subject to the provisions of Section 4.8. Each Secured Party agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Secured Party; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Secured Party under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.

      SECTION 4.10. Mitigation. Each Secured Party agrees that if it makes any demand for payment under Sections 4.3, 4.4, 4.5, or 4.6, or if any adoption or change of the type described in Section 4.1 shall occur with respect to it, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion (exercised in good faith)) to designate a different lending office if the making of such a designation would reduce or obviate the need for the Borrower to make payments under Sections 4.3, 4.4, 4.5, or 4.6, or would eliminate or reduce the effect of any adoption or change described in Section 4.1.

      SECTION 4.11. Replacement Lender. In the event that the Borrower becomes obligated to pay any additional material amounts to any Lender pursuant to
Section 4.3 or 4.5 (which amounts are generally not due or payable to all Lenders generally under such Sections) or such Lender is not able to make LIBO Rate Loans pursuant to Section 4.1, as a result of any event or condition described in any of such Sections, then, unless such Lender has removed or cured the conditions creating the cause of such obligation to pay such additional amounts, the Borrower may designate a substitute lender (and such Lender agrees to be replaced by such substitute Lender upon and in accordance with the terms set forth in this Section) reasonably acceptable to the Administrative Agent (such lender herein called a "Replacement Lender") to have assigned to it pursuant to Section 12.11.1, and to purchase, such Lender's rights and obligations with respect to its entire Loans and Commitment hereunder, without recourse to or warranty by, or expense to, such Lender for a purchase price equal to the outstanding principal amount payable to such Lender with respect to its Loans and Commitment hereunder, plus any accrued and unpaid interest and accrued and unpaid fees owing to such Lender in respect of such Lender's Loans and Commitment. Upon such assignment and purchase by the Replacement Lender and payment of all other amounts owing to the Lender being replaced hereunder, and the payment to the Administrative Agent of the processing fee due to it under Section 12.11.1, such Lender shall no longer be a party hereto or have any rights or obligations hereunder, and the Replacement Lender shall succeed to the rights and obligations of such Lender with respect to its Loans and Commitment hereunder; provided, that the rights of such replaced Lender pursuant to Sections 4.3, 4.4, 4.5, 4.6, 12.3 and 12.4, and the rights and obligations of such Lender pursuant to Article X and Sections 12.3 and 12.4, shall survive any assignment described in this Section.

      SECTION 4.12 Use of Proceeds. The Borrower shall apply the proceeds of each Borrowing to pay in part the purchase price of the Pool Receivables pursuant to the Purchase Agreement.

                                    ARTICLE V

            CONDITIONS TO BORROWING AND ISSUANCE OF LETTERS OF CREDIT

      SECTION 5.1. Initial Borrowing or Initial Issuance of a Letter of Credit. The obligations of the Lenders to fund the initial Borrowing, the obligation of the Issuer to issue the initial Letter of Credit and the obligation of the Swingline Bank to fund the initial Swingline Loan shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this
Section 5.1.

      SECTION 5.1.1. No Material Adverse Change. No material adverse change in ProSource's business or financial condition has occurred since June 29, 1996; provided, however, that no events, facts or circumstances described in ProSource, Inc.'s filing on the Form S-1 registration statement filed as of November 7, 1996, shall be considered to be such a material adverse change.

      SECTION 5.1.2. Resolutions, etc. The Administrative Agent shall have received from each of the Borrower and ProSource a certificate, dated the Effective Date, of its Secretary or Assistant Secretary as to

            (a) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Agreement, the Notes, the Swingline Note and each other Loan Document to be executed by it; and

            (b) the incumbency and signatures of those of its officers authorized to act with respect to each Loan Document executed by it,

upon which certificate each Secured Party may conclusively rely until it shall have received a further certificate of the Secretary of the Borrower or ProSource, as the case may be, canceling or amending such prior certificate.

      SECTION 5.1.3. Delivery of Notes. Each Lender shall have received its Note duly executed and delivered by the Borrower and the Swingline Bank shall have received the Swingline Note duly executed and delivered by the Borrower.

      SECTION 5.1.4. Security Agreement. The Administrative Agent shall have received executed counterparts of the Security Agreement, dated as of the date hereof, duly executed by the Borrower, together with

            (a) acknowledgment copies of properly filed U.C.C. financing statements (Form UCC-1), or such other evidence of filing as may be acceptable to the Administrative Agent, naming the Originator as the debtor, the Borrower as the secured party and the Administrative Agent as the assignee of the secured party for the benefit of the Secured Parties, or other similar instruments or documents, filed under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the security interest of the Borrower;

            (b) acknowledgment copies of properly filed U.C.C. financing statements (Form UCC-1), or such other evidence of filing as may be acceptable to the Administrative Agent, naming the Borrower as the debtor and the Administrative Agent as the secured party for the benefit of the Secured Parties, or other similar instruments or documents, filed under the U.C.C. of all jurisdictions as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the security interest of the Administrative Agent, for the benefit of the Secured Parties, pursuant to the Security Agreement;

            (c) executed copies of proper U.C.C. Form UCC-3 termination statements, if any, necessary to release all Liens and other rights of any Person in any collateral described in the Security Agreement previously granted by any Person; and

            (d) certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Administrative Agent, listing all effective financing statements which name the Borrower or ProSource (under its present name and any previous names) as the debtor and which are filed in the jurisdictions in which filings were made pursuant to clauses (a) and
      (b) above, together with copies of such financing statements (none of which (other than those described in clauses (a) and (b)) shall cover any Collateral).

      SECTION 5.1.5. Opinions of Counsel. The Administrative Agent shall have received opinions, dated the Effective Date and addressed to the Administrative Agent and all Lenders, from counsel to the Borrower and ProSource substantially in the forms of Exhibit F and addressing true sale and substantive consolidation issues, corporate organization and authority, enforceability, no conflict and the perfection of ownership and security interests in the Collateral.

      SECTION 5.1.6. Closing Fees, Expenses, etc. The Administrative Agent shall have received for its own account, or for the account of each Lender, as the case may be, all fees, costs and expenses due and payable pursuant to Sections
3.3 and 12.3, if then invoiced.

      SECTION 5.1.7. Organic Documents. The Administrative Agent shall have received (a) each of the Borrower's and ProSource's certificate of incorporation, certified by the Secretary of State of the State of such Person's incorporation, (b) each of the Borrower's and ProSource's by-laws, certified by its Secretary or Assistant Secretary and (c) good standing certificates or certificates of corporate existence for each of the Borrower and ProSource from the State of such Person's incorporation, the State of such Person's principal place of business and each State where such Person has significant operations. The Borrower shall have been organized and capitalized in a manner reasonably satisfactory to the Administrative Agent.

      SECTION 5.1.8. Purchase Agreement. The Administrative Agent shall have received the Purchase Agreement duly executed by the Borrower and ProSource, together with evidence that all of the conditions precedent to the first purchase thereunder shall have been satisfied.

      SECTION 5.1.9. Fee Letter. The Fee Letter between ProSource and Scotiabank shall have been duly executed.

      SECTION 5.1.10. Powers of Attorney. The Administrative Agent shall have received powers of attorney, substantially in the form of Exhibit J hereto, duly executed by each of the Borrower and ProSource.

      SECTION 5.1.11. Account Agreements. The Administrative Agent shall have received copies of the executed (i) Lock-Box Agreements, (ii) Collections Account Agreement, and (iii) Liquidation Account Agreement.

      SECTION 5.1.12. Payment of Outstanding Indebtedness, etc. All Indebtedness of the Originator identified in Item 5.1.12 ("Indebtedness to be Paid") of the Disclosure Schedule, together with all interest, all prepayment premiums and other amounts due


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

and payable with respect thereto, shall have been (or, contemporaneously with the initial Credit Extension hereunder, will be) paid in full by the Originator from the proceeds of the Originator Credit Facility and/or Loans and the commitments in respect of such Indebtedness (including under the Existing Credit Agreement) shall have been terminated, and all Liens securing payment of any such Indebtedness (including under the Existing Credit Agreement) shall have been released and the Administrative Agent shall have received all Uniform Commercial Code Form UCC-3 termination statements or other instruments as may be suitable or appropriate in connection therewith. The Administrative Agent shall have received executed copies of "pay-off" letters with respect thereto (including as to the payment in full of all Indebtedness under the Existing Credit Agreement) in form and substance satisfactory to the Administrative Agent.

      SECTION 5.1.13. Originator Credit Facility Documentation. The Administrative Agent shall have received (with copies for each Lender) a fully executed copy of the documentation evidencing the Originator Credit Facility certified as true, correct and complete, and all other certificates, documents, agreements, consents and opinions furnished pursuant or in connection therewith.

      SECTION 5.1.14. Borrowing Base Report and Settlement Statement. The Administrative Agent shall have received, with counterparts for each Lender, an initial Borrowing Base Report and Settlement Statement from the Borrower, dated as of a recent date satisfactory to the Administrative Agent, duly executed (and with all schedules thereto completed) and delivered by an Authorized Officer of the Borrower.

      SECTION 5.1.15. Other Documentation. Such other approvals, opinions or documents (in form and substance reasonably satisfactory to the Administrative Agent) as the Administrative Agent may reasonably request (including a letter from KPMG Peat Marwick acceptable to the Administrative Agent regarding the performance of agreed upon procedures for the Pool Receivables portfolio).

      SECTION 5.2. All Credit Extensions. The obligation of the Issuer to issue any Letter of Credit, the obligation of the Swingline Bank to fund any Swingline Loan, and the obligation of


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

each Lender to fund any Revolving Loan shall be subject to the satisfaction of each of the conditions precedent set forth in this Section 5.2.

      SECTION 5.2.1. Compliance with Warranties, No Default, etc. Both before and after giving effect to any Credit Extension the following statements shall be true and correct:

            (a) the representations and warranties set forth in Article VI shall be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an early date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

            (b) such Credit Extension is permitted by Section 2.1.1; and

            (c) no Default shall have then occurred and be continu ing.

      SECTION 5.2.2. Credit Extension Request. The Administrative Agent shall have received a Borrowing Request for such Borrowing, the Issuer shall have a Letter of Credit Issuance Request for such Letter of Credit, or the Swingline Bank shall have received a request for a Swingline Loan, as applicable. Each of
(i) the delivery of a Borrowing Request and the acceptance by the Borrower of the proceeds of such Borrowing, (ii) the delivery of the Letter of Credit Issuance Request and the issuance of the Letter of Credit, or (iii) the delivery of a request for a Swingline Loan and the acceptance by the Borrower of the proceeds of such Swingline Loan, as applicable, shall constitute a representation and warranty by the Borrower that on such date (both immediately before and after giving effect to such Borrowing and the application of the proceeds thereof or issuance of such Letter of Credit) the statements made in
Section 5.2.1 are true and correct.


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

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

      SECTION 6.1. Representations and Warranties of Borrower. In order to induce the Lenders, the Issuer, the Swingline Bank and the Administrative Agent to enter into this Agreement, to issue Letters of Credit hereunder and to make Loans (including Swingline Loans) hereunder, Borrower represents and warrants to the Administrative Agent, the Issuer, the Swingline Bank and each Lender as set forth in this Section 6.1.

      SECTION 6.1.1. Organization, etc. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of its incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Agreement, each Note, the Swingline Note and each other Loan Document to which it is a party, to own its property, including the Pool Receivables, and to conduct its business substantially as currently conducted by it, except in each case to the extent same could not reasonably be expected to have a Material Adverse Effect or cause a Default of the type described in Section 9.1.9 or Section 9.1.11.

      SECTION 6.1.2. Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Borrower of this Agreement and each other Loan Document executed or to be executed by it, are within such Person's powers, have been duly authorized by all necessary action, and do not (a) contravene such Person's Organic Documents; (b) contravene or result in a default under any material contractual restriction, law, rule or governmental regulation or court decree or order binding on or affecting such Person or its property; or (c) result in, or require the creation or imposition of, any Lien on any of such Person's properties, except Liens in favor of the Administrative Agent under the Security Agreement.

      SECTION 6.1.3. Government Approval, Regulation, etc. Except for filings contemplated under the Loan Documents, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrower of this Agreement or any other Loan Document to which it is a party other than those previously obtained or filed. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company," a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended. No transaction contemplated hereby requires compliance with any bulk sales act or similar law.

      SECTION 6.1.4. Validity, etc. Each Loan Document executed by the Borrower will, on the due execution and delivery thereof, constitute the legal, valid and binding obligation of such Person enforceable in accordance with its respective terms except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

      SECTION 6.1.5. Financial Information. The balance sheets of ProSource and each of its Subsidiaries as of December 30, 1995, and the related statements of earnings and cash flow of ProSource and each of its Subsidiaries, copies of which have been furnished to the Administrative Agent, the Issuer, the Swingline Bank and each Lender, have been prepared in accordance with GAAP consistently applied, and present fairly the consolidated financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended.

      SECTION 6.1.6. No Material Adverse Change. Since the date of the financial statements described in Section 6.1.5, no event has occurred that has had a Material Adverse Effect.

      SECTION 6.1.7. Litigation, Labor Controversies, etc. There is no pending or, to the knowledge of the Borrower, threatened litigation, action, proceeding, or labor controversy affecting any of the Borrower or the Originator or any of their respective Subsidiaries, or involving any of their respective properties, businesses, assets or revenues, which could reasonably be expected to have a Material Adverse Effect or cause a Default of the type described in Section 9.1.9 or Section 9.1.11, except as disclosed in Item 6.1.7 ("Litigation") of the Disclosure Schedule.

      SECTION 6.1.8. Subsidiaries. The Borrower has no Subsidiaries other than Newco.

      SECTION 6.1.9. Corporate Names. The Borrower's complete corporate name is set forth in the preamble, and the Borrower does not use and has not during the last four months used any corporate name, trade name, doing-business name or fictitious name, except as set forth on Exhibit T and except for names first used after the date of the Agreement and set forth in a notice delivered to the Administrative Agent.

      SECTION 6.1.10. Taxes. The Borrower has filed all federal income tax returns and all other material and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

      SECTION 6.1.11. Pension and Welfare Plans. Except as disclosed in Item
6.1.11 ("Employee Benefit Plans") of the Disclosure Schedule, during the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement and prior to the date of any Credit Extension hereunder, no steps have been taken to terminate any Pension Plan (other than a standard termination under Section 4041(b) of ERISA), and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by the Borrower or any member of the Controlled Group of any material liability, fine or penalty. Except as disclosed in Item 6.1.11 of the Disclosure Schedule, none of the Borrower, ProSource or any member of the Controlled Group has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

      SECTION 6.1.12. Capital Stock. The authorized capital stock of the Borrower consists of one thousand (1000) shares of common stock, without par value, one thousand (1000) shares of which are currently issued and outstanding. All of such outstanding shares are validly issued, fully paid and nonassessable and are owned (beneficially and of record) by ProSource.

      SECTION 6.1.13. Regulations G, T, U and X. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loans will be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation G, T, U or X. Terms for which meanings are provided in F.R.S. Board Regulation G, T, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

      SECTION 6.1.14. Accuracy of Information. All factual information heretofore or contemporaneously furnished by or on behalf of the Borrower in writing to the Administrative Agent, the Issuer, the Swingline Bank or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby taken as a whole is, and all other such factual information hereafter furnished by or on behalf of the Borrower to the Administrative Agent, the Issuer, any Swingline Bank or any Lender will taken as a whole be, true and accurate in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement by the Administrative Agent, the Issuer, any Swingline Bank and such Lender, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading.

      SECTION 6.1.15. Eligible Receivables. Each Receivable included in the calculation of the Borrowing Base is, at the time of such calculation, an Eligible Receivable.

      SECTION 6.1.16. Security Interest. Upon the filing by the Administrative Agent of U.C.C. financing statements in the appropriate jurisdictions, showing the Borrower, as debtor, and the

Administrative Agent, as secured party, the Administrative Agent, for the benefit of the Secured Parties, shall have a first priority, perfected security interest in all of the Collateral free and clear of all other Liens other than Permitted Liens. No other financing statements covering the Collateral or any portion thereof is on file in any recording office.

      SECTION 6.1.17. Material Contracts. The Borrower is in compliance in all material respects with all contracts, instruments, orders, laws, rules and regulations applicable to it or its property, except in each case to the extent same could not reasonably be expected to have a Material Adverse Effect or cause a Default of the type described in Section 9.1.9 or Section 9.1.11. The Borrower has complied in all material respects with the Credit and Collection Policy with regard to each Pool Receivable.

      SECTION 6.1.18. Valid Transfer; Ownership of Receivables. Upon the assignment of each Pool Receivable to the Borrower pursuant to the Purchase Agreement and the Annual Transfer Agreement, such Pool Receivable and the Related Security therefor and the Collections related thereto, will be owned by the Borrower, free and clear of any Lien, other than the Lien created hereby and Permitted Liens. Each such Pool Receivable is freely assignable by the Borrower.

      SECTION 6.1.19. Principal Place of Business. The chief executive office (as such term is used in Section 9-103 of the U.C.C.) of each of the Borrower and the Originator, and the office where the Borrower and the Originator store the files, records and contracts relating to the Pool Receivables is located at the address set forth in Item 6.1.19 of the Disclosure Schedule.

      SECTION 6.1.20. Lock-Box Banks and Lock-Box Accounts. The names and addresses of all the Lock-Box Banks, together with the account numbers of the Lock-Box Accounts of the Borrower at such Lock-Box Banks, are specified in Exhibit P (or at such other Lock-Box Banks and/or with such other Lock-Box Accounts as have been notified to the Administrative Agent in accordance herewith) and all Lock-Box Accounts are subject to Lock-Box Agreements. All Obligors have been directed to make all payments with respect to each Contract to a Lock-Box Account.


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

      SECTION 6.1.21. Proceeds. No proceeds of any Loan will be used for any purpose that violates any applicable law, rule or regulation.

      SECTION 6.2. Representations and Warranties of Servicer. The Servicer represents and warrants to the Administrative Agent, the Issuer, the Swingline Bank and each Lender as set forth in this Section 6.2.

      SECTION 6.2.1. Organization, etc. The Servicer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of its incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its obligations under this Agreement and each other Loan Document to which it is a party, to own its property and to conduct its business substantially as currently conducted by it, except in each case to the extent same could not reasonably be expected to have a Material Adverse Effect or cause a Default of the type described in Section 9.1.9 or Section 9.1.11.

      SECTION 6.2.2. Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Servicer of this Agreement and each other Loan Document executed or to be executed by it, are within the Servicer's powers, have been duly authorized by all necessary action, and do not (a) contravene the Servicer's Organic Documents; (b) contravene or result in a default under any contractual restriction, law, rule or governmental regulation or court decree or order binding on or affecting the Servicer or its property; or (c) result in, or require the creation or imposition of, any Lien on any of the Servicer's properties.

      SECTION 6.2.3. Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Servicer of this Agreement or any other Loan Document to which it is a party other than those previously obtained or filed.


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

      SECTION 6.2.4. Validity, etc. Each Loan Document executed by the Servicer will, on the due execution and delivery thereof, constitute the legal, valid and binding obligation of the Servicer enforceable in accordance with its respective terms except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

      SECTION 6.2.5. Financial Information. The balance sheets of the Servicer and each of its Subsidiaries as of December 30, 1995, and the related statements of earnings and cash flow of the Servicer and each of its Subsidiaries, copies of which have been furnished to the Administrative Agent, the Issuer, the Swingline Bank and each Lender, have been prepared in accordance with GAAP consistently applied, and present fairly the consolidated financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended.

      SECTION 6.2.6. No Material Adverse Change. Since the date of the financial statements described in Section 6.2.5, no event has occurred that has had a Material Adverse Effect.

      SECTION 6.2.7. Litigation, Labor Controversies, etc. There is no pending or, to the knowledge of the Servicer, threatened litigation, action, proceeding, or labor controversy affecting the Servicer, or involving any of its properties, businesses, assets or revenues, which could reasonably be expected to have a Material Adverse Effect or cause a Default of the type described in Section
9.1.9 or Section 9.1.11, except as disclosed in Item 6.2.7 ("Litigation") of the Disclosure Schedule.

      SECTION 6.2.8. Accuracy of Information. All factual information heretofore or contemporaneously furnished by or on behalf of the Servicer in writing to the Administrative Agent, the Issuer, the Swingline Bank or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby taken as a whole is, and all other such factual information hereafter furnished by or on behalf of the Servicer to the Administrative Agent, the Issuer, the Swingline Bank or any Lender will taken as


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

a whole be, true and accurate in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement by the Administrative Agent, the Issuer, the Swingline Bank and such Lender, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading.

      SECTION 6.2.9. Eligible Receivables. Each Pool Receivable included in the calculation of the Borrowing Base is, at the time of such calculation, an Eligible Receivable.

      SECTION 6.2.10. Credit and Collection Policy. The Servicer has complied in all material respects with the Credit and Collection Policy with regard to each Pool Receivable.

                                   ARTICLE VII

                                    COVENANTS

      SECTION 7.1. Affirmative Covenants of the Borrower. Until all Commitments have terminated and all Obligations (other than indemnity, reimbursement and similar obligations in respect of which no claim has been made and no amount remains outstanding) have been paid in full and no Letter of Credit Outstandings remain outstanding, the Borrower will perform the obligations set forth in this
Section 7.1.

      SECTION 7.1.1. Financial Information, Reports, Notices, etc. The Borrower will furnish, or will cause to be furnished, to each Lender, the Issuer, the Swingline Bank and the Administrative Agent copies of the following financial statements, reports, notices and information:

            (a) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of ProSource, consolidated balance sheets of ProSource and its Subsidiaries (including the Borrower) as of the end of such Fiscal Quarter and consolidated statements of earnings and cash flow of ProSource and its Subsidiaries (including the Borrower) for such Fiscal Quarter and for the


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

      period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by an Authorized Officer of ProSource;

            (b) as soon as available and in any event within 90 days after the end of each Fiscal Year of ProSource, a copy of the annual audited financial statements for such Fiscal Year for ProSource and its Subsidiaries (including the Borrower), including therein consolidated balance sheets of ProSource and its Subsidiaries (including the Borrower) as of the end of such Fiscal Year and consolidated statements of earnings and cash flow of ProSource and its Subsidiaries (including the Borrower) for such Fiscal Year, in each case certified in a manner acceptable to the Administrative Agent by independent public accountants acceptable to the Administrative Agent;

            (c) as soon as possible and in any event within five days after the occurrence of a Default, a statement of an Authorized Officer of the Borrower setting forth details of such Default and the action which has been taken and is proposed to be taken with respect thereto;

            (d) as soon as possible and in any event within five days after the Borrower obtains knowledge thereof, notice of (w) any litigation, investigation or proceeding which may exist at any time between the Servicer or ProSource, on the one hand, and any other Person which, if not cured or if adversely determined, as the case may be, would have a Material Adverse Effect or cause a Default hereunder, (x) any litigation or proceeding to which the Borrower is a party, (y) any litigation or proceeding relating to any Loan Document, or (z) the occurrence of any material adverse development with respect to any such litigation, investigation or proceeding described above;

            (e) immediately upon becoming aware of the institution of any steps by any of ProSource or any other Person to terminate any Pension Plan (other than a standard termination under Section 4041(b) of ERISA), or the failure to make a required contribution to any Pension Plan, if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA, or the taking of any action with respect to a Pension

      Plan which could result in the requirement that any of the Borrower or ProSource furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by any of the Borrower or ProSource of any material liability, fine or penalty, or any material increase in the contingent liability of any of the Borrower or ProSource with respect to any post-retirement Welfare Plan benefit, notice thereof and copies of all documentation relating thereto;

            (f) on the fourth Business Day after the end of each calendar week, a Borrowing Base Report, substantially in the form of Exhibit B-1, executed by an Authorized Officer of the Servicer; provided, however, that such Borrowing Base Report shall be delivered daily if required to be so delivered by the Servicer in accordance with Section 8.2(h);

            (g) on or prior to the 20th day of each Fiscal Month, a Settlement Statement substantially in the form of Exhibit B-2, executed by an Authorized Officer of the Servicer;

            (h) at least sixty days prior to any change in the Borrower's or ProSource's name or any other change requiring the amendment of U.C.C. financing statements, a notice setting forth such changes and the effective date thereof;

            (i) promptly after becoming aware of the occurrence thereof, notice of any Material Adverse Effect;

            (j) such other information respecting the Pool Receivables, the condition or operations, financial or otherwise, of the Borrower, ProSource or any of its Subsidiaries as the Administrative Agent, the Issuer, the Swingline Bank or any Lender (through the Administrative Agent) may from time to time reasonably request; and

            (k) on or prior to the time set forth in Section 8.2(k) the accountant's report described therein.

      SECTION 7.1.2. Compliance with Laws, etc. The Borrower shall perform all of its material obligations, if any, under the Contracts and shall comply in all respects with all applicable


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

laws, rules, regulations and orders, except to the extent noncompliance therewith could not reasonably be expected to have a Material Adverse Effect or cause a Default of the type described in Section 9.1.9 or Section 9.1.11, such compliance to include:

            (a) the maintenance and preservation of its corporate existence and qualifications as a foreign corporation; and

            (b) the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

      SECTION 7.1.3. Offices, Name Changes, Etc. The Borrower (i) shall keep its chief executive office (as such term is used in Section 9-103 of the U.C.C.) and the office where it keeps its records concerning the Pool Receivables at the address set forth on Item 6.1.19 of the Disclosure Schedule or, upon at least 30 days' prior written notice of a proposed change to the Administrative Agent, at any other location in any jurisdiction where all actions reasonably requested by the Administrative Agent to protect and perfect the security interest of the Administrative Agent for the benefit of the Secured Parties in the Collateral have been taken and completed and (ii) shall provide the Administrative Agent with at least 30 days' written notice prior to making any change in the Borrower's name or making any other change in the Borrower's identity or corporate structure (including a merger) which could render any U.C.C. financing statement filed in connection with this Agreement "seriously misleading" as such term is used in the U.C.C.; each notice to the Administrative Agent pursuant to this sentence shall set forth the applicable change and the effective date thereof. The Borrower (or the Servicer on its behalf) shall maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof) and keep and maintain all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables.


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

      SECTION 7.1.4. Collection, Liquidation and Lock-Box Agreements. The Borrower shall not add or terminate any bank as a Collection Account Bank, a Liquidation Account Bank, a Lock-Box Bank or any account as a Lock-Box Account from those listed in Exhibit P, or make any change in its instructions to Obligors regarding payments to be made to the Borrower or ProSource or payments to be made to any Lock-Box Account (or related post office box), unless the Administrative Agent shall have consented (which consent shall not be unreasonably withheld) thereto in writing and the Administrative Agent shall have received copies of all agreements and documents (including Lock-Box Agreements) that it may request in connection therewith.

      SECTION 7.1.5. Deposits to Lock-Box Accounts. The Borrower shall, or shall cause the Servicer to, (i) instruct all Obligors to make payments of all Pool Receivables to one or more Lock-Box Accounts or to post office boxes to which only Lock-Box Banks have access (and shall instruct the Lock-Box Banks to cause all items and amounts relating to such Pool Receivables received in such post office boxes to be removed and deposited into a Lock-Box Account on a daily basis), and (ii) deposit, or cause to be deposited, any Collections of Pool Receivables received by it or the Servicer into Lock-Box Accounts not later than one Business Day after receipt thereof. The Borrower shall not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections of Pool Receivables.

      SECTION 7.1.6. Security Interest, Etc. The Borrower shall, at its expense, take all action necessary to establish and maintain a valid and enforceable security interest in the Collateral in favor of the Administrative Agent for the benefit of the Secured Parties, in each case free and clear of any Lien other than Permitted Liens.

      SECTION 7.2. Negative Covenants of the Borrower. Until all Commitments have terminated and all Obligations (other than indemnity, reimbursement and similar obligations in respect of which no claim has been made and no amount remains outstanding) have been paid in full and no Letter of Credit Outstandings remain outstanding, the Borrower shall perform the obligations applicable to it set forth in this Section 7.2.

      SECTION 7.2.1. Business Activities. The Borrower shall not engage in any business activity, except those described in the first recital and such activities as may be incidental or related thereto.

      SECTION 7.2.2. Indebtedness. The Borrower shall not create, incur, assume or suffer to exist, or otherwise become or be liable in respect of any Indebtedness, other than (a) Indebtedness in respect of the Loans and other Obligations and (b) Indebtedness under the Borrower Note.

      SECTION 7.2.3. Liens, Etc. Except in connection with the Annual Transfer Agreement, the Borrower shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien (other than a Lien in favor of the Administrative Agent for the benefit of the Secured Parties under the Security Agreement and Permitted Liens) upon or with respect to, any or all of its right, title or interest in, to or under any item of Collateral, including any Pool Receivable, any Related Security with respect thereto, or any Collections with respect thereto, or upon or with respect to any account to which any Collections are sent.

      SECTION 7.2.4. Extension or Amendment of Receivables. The Borrower shall not extend the maturity or adjust the Outstanding Balance of Eligible Receivables or otherwise modify the terms of any Eligible Receivable, or amend, modify or waive any term or condition of any related Contract; provided, however, that the Servicer shall be permitted to service the Pool Receivables in accordance with Section 8.2(c).

      SECTION 7.2.5. Financial Condition. The Borrower shall not permit its Net Worth to be less than $10,000,000.

      SECTION 7.2.6. Restricted Payments, etc.

            (i) General Restriction. Except in accordance with this Section 7.2.6, the Borrower shall not (A) purchase or redeem any shares of its capital stock, (B) declare or pay any dividend or set aside any funds for any such purpose, (C) prepay, purchase or redeem any subordinated Indebtedness of the Borrower, (D) lend or advance any funds to any Person or (E) repay any loans or advances to, for or from the Originator. Actions of the type described in this clause (i) are herein collectively called "Restricted Payments".

            (ii) Types of Permitted Payments. Subject to the limitations set forth in clause (iii) below, the Borrower may make Restricted Payments so long as such Restricted Payments are made only to the Originator and only in one or more of the following ways:

                  (A) Borrower may make cash payments (including prepayments) on the Borrower Note in accordance with its terms; and

                  (B) if no amounts are then outstanding under the Borrower
            Note, the Borrower may declare and pay dividends.

            (iii) Specific Restrictions. The Borrower may make Restricted Payments only out of Collections paid or released to the Borrower pursuant to Article XI. Furthermore, the Borrower shall not pay, make or declare

                  (A) any dividend if, after giving effect thereto, Borrower's
            Net Worth would be less than $10,000,000; or

                  (B) any Restricted Payment (including any dividend) if, after giving effect thereto, any Default shall have occurred and be continuing.

      SECTION 7.2.7. Modification of Credit and Collection Policy. The Borrower shall not materially supplement, change or otherwise modify the Credit and Collection Policy without the prior written consent of the Administrative Agent.

      SECTION 7.2.8. Mergers, Acquisitions, Sales, etc. The Borrower shall not

            (i) be a party to any merger or consolidation, or directly or indirectly purchase or otherwise acquire, whether in one or a series of transactions, all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, or sell, transfer, assign, convey or lease any of its property or assets other than pursuant to this Agreement;

            (ii) make, incur or suffer to exist an investment in, equity contribution to, loan, credit or advance to, or payment obligation in respect of the deferred purchase price of property from, any other Person, except for obligations incurred pursuant to the Loan Documents and de minimis payables incurred in connection with the operation of the Borrower's business in the ordinary course; or

            (iii) create any direct or indirect Subsidiary or otherwise acquire direct or indirect ownership of any equity interests in any other Person other than Newco;

provided, however, so long as the State of Florida maintains an annual tax on intangibles under Section 199.032 of the Florida Statutes, the Borrower shall be permitted to sell its property and assets provided such sale, transfer or conveyance is made on, and is subject to, the following terms and conditions:

            (1) such transfer is to a special purpose wholly-owned bankruptcy remote corporation ("Newco");

            (2) the organizational documents of Newco shall contain provisions reasonably satisfactory to the Administrative Agent to ensure that such entity is, and continues to be, a bankruptcy-remote, special purpose entity;

            (3) such transfer is pursuant to an Annual Transfer Agreement between (i) Newco and (ii) the Borrower, which shall be in form and substance reasonably acceptable to the Administrative Agent and shall provide, among other things that upon the transfer of the Intangibles to Newco, Newco shall issue a promissory note to the Borrower, in a principal amount equal to the principal amount of the Intangibles transferred to Newco from such Person, and Newco shall pledge such Intangibles (pursuant to a security agreement, in form and substance satisfactory to the Administrative Agent) to the Borrower, to secure such note;

            (4) such transfer shall only occur at the close of business on December 31 of each year, and such assets shall be reconveyed to the Borrower, by Newco at the open of business on the first Business Day after January 1 of the next year in exchange for the return of the applicable promissory note (and the extinguishment of the indebtedness evidenced thereby); and

            (5) the Administrative Agent has received an opinion or opinions of counsel, in form and substance satisfactory to the Administrative Agent and its counsel, to the effect that such Annual Transfer Agreement, promissory note and security agreement referred to in (3) above are the legal, valid and binding obligations of Newco.

      SECTION 7.2.9. Amendments to Certain Documents.

            (i) The Borrower shall not amend, supplement, amend and restate, or otherwise modify the Purchase Agreement, the Borrower Note, any other document executed pursuant to the Purchase Agreement, the Collection Account Agreement, the Lock-Box Agreements, the Liquidation Account Agreement or the Borrower's certificate of incorporation or by-laws, except (A) in accordance with the terms of such document, instrument or agreement and (B) with the prior written consent of the Administrative Agent.

            (ii) The Borrower shall not enter into or otherwise become bound by any agreement, instrument, document or other arrangement that restricts its right to amend, supplement, amend and restate or otherwise modify, or to extend or renew, or to waive any right under, this Agreement or any other Loan Document.

      SECTION 7.2.10. Separate Corporate Existence. The Borrower hereby acknowledges that the Administrative Agent, the Issuer, the Swingline Bank and each Lender are entering into the transactions


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

contemplated by this Agreement and the other Loan Documents in reliance upon the Borrower's identity as a legal entity separate from ProSource and its other Affiliates. Therefore, from and after the date hereof, the Borrower shall take all steps specifically required by this Agreement or reasonably required by the Administrative Agent to continue the Borrower's identity as a separate legal entity and to make it apparent to third Persons that the Borrower is an entity with assets and liabilities distinct from those of the Servicer, ProSource and any other Person, and is not a division of the Servicer, ProSource or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, the Borrower shall take such actions as shall be required in order that:

            (a) The Borrower shall be a limited purpose corporation whose primary activities are restricted in its certificate of incorporation to purchasing or otherwise acquiring from ProSource, owning, holding, granting security interests, or selling interests, in the Pool Receivables and Related Security, entering into agreements for the servicing and financing of the Pool Receivables, and conducting such other activities as it deems necessary or appropriate to carry out its primary activities including, without limitation, its duties and obligations under the Annual Transfer Agreement;

            (b) Not less than one member of the Borrower's Board of Directors (an "Independent Director") shall be an individual familiar with securitization and bankruptcy-remote structures who is not a direct, indirect or beneficial stockholder, officer, director, employee, affiliate, associate, customer or supplier of ProSource, any subsidiary of ProSource other than the Borrower, any parent corporation of which ProSource is a subsidiary or any Affiliate of ProSource (collectively, the "Parent Group"). The Borrower's Organic Documents shall provide that its Board of Directors shall not take any action to cause the commencement of a voluntary case or other proceeding with respect to the Borrower under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law, or the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, or other similar official for the Borrower, unless in each case the Independent Directors shall approve the taking of such action in writing prior to the taking of such action. In the event an Independent Director resigns or otherwise ceases to be a director of the Borrower, there shall be selected a replacement Independent Director who shall not be an individual within the proscriptions of the first sentence of this clause (b);

            (c) The Borrower's Organic Documents shall provide that no Independent Director shall at any time serve as a trustee in bankruptcy for the Borrower, ProSource or any Affiliate thereof. Each Independent Director shall be paid a reasonable director's fee;

            (d) Any employee, consultant or agent of the Borrower will be compensated from the Borrower's funds for services provided to the Borrower. The Borrower will engage no agents other than its attorneys, auditors and other professionals, and a servicer for the Pool Receivables, which servicer will be fully compensated for its services to the Borrower by payment of the Servicer's Fee;

            (e) The Borrower shall contract with the Servicer to perform for the Borrower all operations required on a daily basis to service the Pool Receivables. The Borrower will not incur any material indirect or overhead expenses for items shared between the Borrower and any member of the Parent Group. To the extent, if any, that the Borrower and any member of the Parent Group share items of expenses not reflected in the Servicer's Fee, such as legal, auditing and other professional services, such expenses shall be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered, it being understood that ProSource shall pay all expenses relating to the preparation, negotiation, execution and delivery of the Loan Documents, including legal, agency and other fees. Any officer or director of a member of the Parent Group may be compensated by the Borrower in an amount determined to reflect the services rendered to the Borrower;

            (f) The Borrower's operating expenses will not be paid by any member of the Parent Group, nor shall the Borrower pay any operating expenses of the Parent Group except as described above in clause (e);

            (g) The Borrower shall have its own separate mailing address and stationery;

            (h) The Borrower's books and records shall be maintained separately from those of any member of the Parent Group;

            (i) All financial statements of the Parent Group that are consolidated to include the Borrower shall contain detailed notes clearly stating that the Borrower is a separate corporate entity with creditors who have received security interests in the Borrower's assets and shall be entitled to be satisfied out of the Borrower's assets prior to equity holders;

            (j) The Borrower's assets shall be maintained in a manner that facilitates their identification and segregation from those of each member of the Parent Group;

            (k) The Borrower shall strictly observe corporate formalities in its dealings with each member of the Parent Group, and funds or other assets of the Borrower will not be commingled with those of any member of the Parent Group, other than Collections received by ProSource in its capacity as Servicer. The Borrower shall not maintain joint bank accounts or other depository accounts to which any member of the Parent Group (other than ProSource in its capacity as Servicer) has independent access. No funds of the Borrower shall at any time be pooled with any funds of other members of the Parent Group;

            (l) The Borrower shall pay to ProSource the marginal increase, if any, of the premium payable with respect to any insurance policy that covers the Borrower and any member of the Parent Group, but the Borrower shall not, directly or indirectly, be named or enter into an agreement to be named as a direct or contingent beneficiary or loss payee under any such insurance policy covering the property of any member of the Parent Group; and

            (m) The Borrower shall maintain arm's-length relationships with the members of the Parent Group. Any Person that renders or otherwise furnishes services to the Borrower will be compensated by the Borrower at market rates for such services it renders or otherwise furnishes to the Borrower. Except as contemplated in the Loan Documents, the Borrower shall not hold itself out to be responsible for the debts of any member of the Parent Group or the decisions or actions respecting the daily business and affairs of any member of the Parent Group.

      SECTION 7.3. Affirmative Covenants of the Servicer. Until all Commitments have terminated and all Obligations (other than indemnity, reimbursement and similar obligations in respect of which no claim has been made and no amount remains outstanding) have been paid in full and no Letter of Credit Outstandings remain outstanding, the Servicer will perform the obligations set forth in this
Section 7.3.

      SECTION 7.3.1. Compliance with Laws, etc. The Servicer shall comply in all respects with all applicable laws, rules, regulations and orders except to the extent noncompliance therewith could not reasonably be expected to have a Material Adverse Effect or cause a Default of the type described in Section
9.1.9 or Section 9.1.11, such compliance to include:

            (a) the maintenance and preservation of its corporate existence and qualifications as a foreign corporation; and

            (b) the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

      SECTION 7.3.2. Deposits to Lock-Box Accounts. The Servicer shall not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections of Pool Receivables. All funds in the Lock-Box Accounts shall be deposited into the Collection Account within one Business Day.


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      SECTION 7.4. Negative Covenants of the Servicer. Until all Commitments
have terminated and all Obligations (other than indemnity, reimbursement and similar obligations in respect of which no claim has been made and no amount remains outstanding) have been paid in full and no Letter of Credit Outstandings remain outstanding, the Servicer shall perform the obligations applicable to it set forth in this Section 7.4.

      SECTION 7.4.1. Extension or Amendment of Receivables. Except as otherwise provided in Section 8.2(c), the Servicer shall not extend the maturity or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any term or condition of any related Contract.

      SECTION 7.4.2. Modification of Credit and Collection Policy. The Servicer shall not materially supplement, change or otherwise modify the Credit and Collection Policy without the prior written consent of the Administrative Agent.

      SECTION 7.4.3. Amendments to Certain Documents. Other than the Originator Credit Facility, the Servicer shall not enter into or otherwise become bound by any agreement, instrument, document or other arrangement that restricts its right to amend, supplement, amend and restate or otherwise modify, or to extend or renew, or to waive any right under, this Agreement or any other Loan Document.

                                  ARTICLE VIII

                          ADMINISTRATION AND COLLECTION

      SECTION 8.1. Designation of the Servicer.

            (a) ProSource as Initial Servicer. The servicing, administering and collection of the Pool Receivables shall be conducted by the Person designated as the Servicer hereunder (the "Servicer") from time to time in accordance with this Section 8.1. Until the Administrative Agent or the Required Lenders give to ProSource a Successor Notice (as defined in
      Section 8.1(b)), ProSource is hereby designated as, and hereby agrees to perform the duties and obligations of, Servicer pursuant to the terms hereof.


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            (b) Successor Notice; Servicer Transfer Events. Upon the Servicer's
      receipt of a notice from the Administrative Agent (at the direction of the Required Lenders) of the designation of a new Servicer (a "Successor Notice"), the Servicer agrees that it will terminate its activities as Servicer hereunder in a manner that the Administrative Agent believes will facilitate the transition of the performance of such activities to the new Servicer, and the successor Servicer (which may be the Administrative Agent (or its designee)) shall assume each and all of the Servicer's obligations to service and administer such Pool Receivables, on the terms and subject to the conditions herein set forth, and the Servicer shall use its best efforts to assist the successor Servicer in assuming such obligations, including by allowing the Administrative Agent (or its designee) or such successor Servicer access to, and the use by the Administrative Agent and the successor Servicer of, all licenses, hardware and software used by the Servicer to service the Pool Receivables. The Administrative Agent and the Lenders agree not to, and shall not be entitled to, give ProSource, as initial Servicer, a Successor Notice (i) unless the Net Worth of ProSource, as initial Servicer, falls below the Specified Net Worth Level or (ii) until after the occurrence and only during the continuance of any Event of Default (any occurrence of the types described in clauses (i) or (ii) being herein called a "Servicer Transfer Event"), in which case such Successor Notice may be given at any time in the Administrative Agent's (at the direction of the Required Lenders) or the Required Lenders' discretion.

            (c) Subcontracts. Servicer may, with the prior consent of the Administrative Agent, which consent shall not be unreasonably withheld, subcontract with any other Person for servicing, administering or collecting the Pool Receivables, provided that Servicer shall remain liable for the performance of the duties and obligations of Servicer pursuant to the terms hereof.

      SECTION 8.2. Duties of Servicer.

            (a) Appointment; Duties in General. The Borrower hereby appoints as its agent the Servicer, as from time to time


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      designated pursuant to Section 8.1, to enforce its rights and interests in and under the Pool Receivables, the Related Security and the related Contracts. Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Pool Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence and in accordance with the Credit and Collection Policy.

            (b) Collections; Segregation. The Servicer shall deposit all Collections received by it into a Lock-Box Account within one Business Day of receipt. All funds in the Lock-Box Accounts shall be transferred to the Collection Account within one Business Day of their deposit in such Lock-Box Account.

            (c) Modification of Receivables. The Servicer, may, in accordance with the Credit and Collection Policy, extend the maturity of, or otherwise modify or amend, any Pool Receivable as the Servicer may determine to be appropriate to maximize Collections thereof; provided, however, that no such extension, modification or amendment shall be permitted if the Aggregate Outstanding Amount exceeds, or such action would cause the Aggregate Outstanding Amount to exceed, the sum of the Borrowing Base and the amount on deposit in the Liquidation Account (other than amounts on deposit therein allocated to Carrying Costs) and no such extension, modification or amendment shall alter the aging of such Receivable in connection with this Agreement (including the status of such Pool Receivable as a Defaulted Receivable or a Due Date Defaulted Receivable or the original invoice date for such Receivable).

            (d) Documents and Records. The Borrower shall deliver, or cause to be delivered, to the Servicer, and the Servicer shall hold for the sole benefit of the Agent for the benefit of the Secured Parties, all documents, instruments and records (including, without limitation, computer tapes or disks) that evidence or relate to Pool Receivables.

            (e) Certain Duties to the Borrower. Servicer, if other than ProSource, shall, as soon as practicable upon demand of the Borrower, deliver to the Borrower copies of all documents,


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      instruments and records in its possession that evidence or relate to Pool
      Receivables, the Collections thereon, the Lock-Box Accounts, the Collection Account and the Liquidation Account.

            (f) Termination. The Servicer's authorization under this Agreement shall terminate upon the date after the Commitment Termination Date when all Obligations have been paid in full and no Letter of Credit Outstandings exist.

            (g) Power of Attorney. The Borrower hereby grants to the Servicer an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of the Borrower all steps which are necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by the Borrower in connection with any Pool Receivable.

            (h) Borrowing Base Report. On the fourth Business Day next succeeding the end of each calendar week, the Servicer shall deliver to the Administrative Agent a Borrowing Base Report, substantially in the form of Exhibit B-1, executed by an Authorized Officer of the Servicer containing such compliance calculations and other information as set forth therein; provided, however, that if ProSource is the Servicer and (i) ProSource fails to maintain a Net Worth of at least the Specified Net Worth Level or (ii) a default shall occur in connection with any outstanding Indebtedness of ProSource in excess of $1,000,000 in the aggregate, then the Servicer shall be required to deliver the Borrowing Base Report to the Administrative Agent on each Business Day.

            (i) Settlement Statement. On or prior to the 20th day of each Fiscal Month, the Servicer shall deliver to the Administrative Agent a Settlement Statement, substantially in the form of Exhibit B-2, containing such compliance calculations and other information as set forth therein.

            (j) Lock-Boxes. Subject to the provisions of Section 8.3 below, the Servicer shall direct all Obligors to make all payments directly to the Lock-Boxes (including by


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

      electronic payments directly to the Lock-Box Accounts or the Collection Account).

            (k) Annual Independent Accountants' Report. The Servicer shall cause KPMG Peat Marwick or another firm of nationally-recognized independent certified public accountants, who may also render other services to the Servicer, to deliver to the Servicer on or before April 30 (or 120 days after the end of the Servicer's fiscal year, if other than December 31) of each year, beginning on April 30, 1998, with respect to the twelve months ended immediately preceding December 31 (or other applicable date) (or such other period as shall have elapsed from the Effective Date to the date of such certificate), a statement addressed to the Servicer and the Administrative Agent, to the effect that such firm has performed certain agreed upon procedures acceptable to the Administrative Agent (i) confirming the accuracy of the Settlement Statements and the Borrowing Base Reports, (ii) calculation of the dollar weighted average of the time between the invoice date and the date of issuance of the related credit memo for a sample of Pool Receivables of sufficient size and over a time period reasonably acceptable to the Administrative Agent (the "Sample Dilution Horizon") and (iii) certain agreed upon procedures confirming the Borrower's Net Worth. The Servicer shall deliver a copy of such report, within 15 days of receipt, to the Administrative Agent and each Lender.

      SECTION 8.3. Rights on Servicer Transfer Event. At any time following a Servicer Transfer Event:

                  (a) The Administrative Agent may direct the Obligors of Pool
            Receivables, or any of them, to pay all amounts payable under any Pool Receivable directly to the Administrative Agent, for the benefit of the Secured Parties.

                  (b) The Servicer shall, at the Administrative Agent's request and at the Servicer's expense, give notice of the Administrative Agent's security interest to each said Obligor and direct that payments be made directly to the Administrative Agent.


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                  (c) The Servicer shall, at the Administrative Agent's request, assemble all of the documents, instruments and other records (including computer programs, tapes and disks) which evidence the Pool Receivables, and the related Contracts and Related Security, or which are otherwise necessary to collect such Pool Receivables, and make the same available to the Administrative Agent at a place selected by the Administrative Agent.

                  (d) Each of ProSource and the Borrower hereby authorizes the
            Administrative Agent, and grants to the Administrative Agent an irrevocable power of attorney, pursuant to the Power of Attorney, in the forms of Exhibit J-1 and J-2, to take any and all steps in the Borrower's or ProSource's name and on behalf of the Borrower and ProSource, which are necessary or desirable, in the determination of the Administrative Agent, to collect all amounts due under any and all Pool Receivables, including endorsing the Borrower's or ProSource's name on checks and other instruments representing Collections and enforcing such Pool Receivables and the related Contracts. The Administration Agent agrees not to exercise such powers of attorney prior to a Servicer Transfer Event and agrees to return the powers of attorney to the applicable parties promptly following the date on which all Commitments have terminated and all Obligations (other than indemnity, reimbursement and similar obligations in respect of which no claim has been made and no amount remains outstanding) have been paid in full and no Letter of Credit Outstandings remain outstanding. In the event the Administrative Agent fails to return the applicable foregoing powers of attorney, the Administrative Agent shall promptly furnish to the Servicer or the Borrower, as applicable, a loss affidavit and an indemnity in form and substance reasonably satisfactory to the Servicer or the Borrower, as the case may be.


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      SECTION 8.4. Responsibilities of the Borrower. Anything herein to the contrary notwithstanding:

            (a) Contracts. The Borrower, pursuant to the Purchase Agreement, shall cause ProSource to perform all of its obligations under the Contracts related to the Pool Receivables and under the other agreements related thereto to the same extent as if a security interest had not been granted to the Administrative Agent under the Security Agreement and the exercise by the Administrative Agent or its designee of its rights hereunder or thereunder shall not relieve the Borrower or ProSource from such obligations.

            (b) Limitation of Liability. None of the Administrative Agent, the Issuer, the Swingline Bank or any Lender shall have any obligation or liability with respect to any Pool Receivables, the Contracts related thereto or any other agreements related thereto, nor shall any of them be obligated to perform any of the obligations of the Borrower or ProSource thereunder.

      SECTION 8.5. Audits. (i) Each of the Borrower and the Servicer shall, from time to time during regular business hours as requested by the Administrative Agent upon reasonable prior written notice, permit the Administrative Agent, or its agents or representatives, (A) to examine and make copies of and abstracts from all books, records and documents (including computer tapes and disks) in the possession or under the control of the Borrower or the Servicer relating to Pool Receivables and the Related Security, including the related Contracts, and
(B) to visit the offices and properties of the Borrower and the Servicer for the purpose of examining such materials described in clause (A) above, and to discuss matters relating to Pool Receivables and the Related Security or the Borrower's or the Servicer's performance hereunder or under the Contracts with any of the officers or employees of the Borrower or the Servicer having knowledge of such matters, and (ii) without limiting the foregoing clause (i) above, from time to time upon reasonable prior written notice, permit certified public accountants or other auditors acceptable to the Administrative Agent to conduct, at the Servicer's expense to be paid out of the Servicing Fee, a review of the books and records relating to the Pool Receivables and Related Security; provided, however, that


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prior to a Default, the Administrative Agent may and, upon the request of the
Required Lenders shall, conduct not more than one such review per year; provided further, however, that after the occurrence and during the continuation of a Default, there shall be no limitation on the number of such reviews that may be requested and conducted, such reviews to be at the expense of the Servicer to be paid out of the Servicing Fee.

      SECTION 8.6. Application of Collections. Except as otherwise specified by such Obligor, required by an existing contract (including any Contract) or required by law, any payment by an Obligor in respect of any indebtedness owed by it to the Borrower shall be applied, first, as a Collection of any Pool Receivable then outstanding of such Obligor in the order of the age of such Pool Receivables, starting with the oldest of such Pool Receivable, and second, only after full repayment of any Pool Receivables, to any other indebtedness of such Obligor.

      SECTION 8.7. Servicing Fee. The Borrower shall pay to Servicer a fee (the "Servicing Fee"), for each month equal to (i) 1% times (ii) the aggregate Outstanding Balance of the Pool Receivables as of the most recent Month End Date times (iii) one-twelfth; provided, however, that if neither ProSource nor any Affiliate of ProSource is the Servicer, the monthly Servicing Fee may be increased to an alternative amount specified by the Administrative Agent and such Servicer not to exceed 110% of (x) the aggregate reasonable costs and expenses incurred by such Servicer during such month in connection with the performance of its obligations hereunder and (y) the other costs and expenses to be paid out of the Servicing Fee (including the cost of any reviews pursuant to Section 8.5). Such Servicing Fee shall be paid in arrears on each Monthly Payment Date.

      SECTION 8.8. Servicer Indemnification. The Servicer hereby indemnifies, exonerates and holds each Secured Party and each of their respective officers, directors, employees, stockholders and agents (collectively, the "Servicer Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and reasonable expenses incurred in connection therewith (irrespective of whether any such Servicer Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable


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attorneys' fees and disbursements (collectively, the "Servicer Indemnified
Liabilities"), incurred by the Servicer Indemnified Parties or any of them as a result of, or arising out of, or relating to any inaccurate representation or warranty of the Servicer (including with respect to the accuracy of information contained in the Borrowing Base Reports and Settlement Statements), or the breach by the Servicer of its obligations under any Loan Document, except for any such Servicer Indemnified Liabilities arising by reason of the relevant Servicer Indemnified Party's gross negligence or wilful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Servicer hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Servicer Indemnified Liabilities which is permissible under applicable law.

                                   ARTICLE IX

                       EVENTS OF DEFAULT AND THEIR EFFECT

      SECTION 9.1. Events of Default. Each of the following events or occurrences described in this Section 9.1 shall constitute an "Event of Default".

      SECTION 9.1.1. Non-Payment of Obligations. The Borrower shall (i) default in the payment or prepayment when due of any principal of or interest on any Loan or the payment of any other amount payable by Borrower hereunder (including any Reimbursement Obligation or any other obligations to deposit immediately available funds to collateralize Letter of Credit Outstandings) or (ii) fail to make any deposit required to be made by the Borrower hereunder when due. The Servicer shall fail (and such failure shall continue unremedied for a period of three Business Days) to make payments or deposits when due or required by the Loan Documents.

      SECTION 9.1.2. Non-Performance of Other Covenants and Obligations. The Borrower, the Servicer or the Originator shall default in the due performance and observance of any other covenant, term or agreement contained herein or in any other Loan Document executed by it, and such default shall continue unremedied for a period of 30 days after the earlier to occur of (i) discovery


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of such default by the Borrower, the Servicer or the Originator, as applicable, and (ii) notice thereof shall have been given to the Borrower, the Servicer or the Originator, as applicable, by the Administrative Agent, the Issuer, the Swingline Bank or any Lender.

      SECTION 9.1.3. Breach of Representations and Warranties. Any representation or warranty of the Borrower, the Servicer or the Originator made hereunder or in any other Loan Document executed by it or any other writing or certificate furnished by or on behalf of the Borrower, the Servicer or the Originator to the Administrative Agent, the Issuer, the Swingline Bank or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document (including any certificates delivered pursuant to Article V) is or shall be incorrect when made or deemed made in any material respect.

      SECTION 9.1.4. Default on Originator Indebtedness. A default shall occur in the payment when due (subject to any applicable grace or cure period), whether by acceleration or otherwise, of any Indebtedness of the Originator having a principal amount, individually or in the aggregate, in excess of $1,500,000.

      SECTION 9.1.5. Bankruptcy, Insolvency, etc. Any of the Borrower, the Servicer or the Originator shall become subject to an Event of Bankruptcy.

      SECTION 9.1.6. Borrowing Base Deficiency. The Aggregate Outstanding Amount shall exceed the sum of the Borrowing Base and the amount on deposit in the Liquidation Account (other than amounts on deposit therein allocated to Carrying Costs), and such condition shall continue unremedied for one Business Day after the earlier to occur of (i) discovery of such condition by an Authorized Officer of the Borrower, and (ii) notice thereof shall have been given to the Borrower by the Administrative Agent, the Issuer, the Swingline Bank or any Lender.

      SECTION 9.1.7. Loss Reserve Ratio. The Loss Reserve Ratio shall exceed
16%.

      SECTION 9.1.8. Dilution Reserve Ratio. The Dilution Reserve Ratio shall exceed 6%.


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      SECTION 9.1.9. Collectability of Receivables. Any event or circumstance occurs which has a material adverse effect on the collectability or enforceability of a material portion of the Pool Receivables.

      SECTION 9.1.10. IRS or PBGC Liens. The IRS or PBGC shall file a notice of a Lien with respect to the receivables of the Originator or the assets of the Borrower.

      SECTION 9.1.11. Impairment of Security, etc. Any Loan Document, or any Lien granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower or ProSource with respect to any portion of the Collateral having a value in excess of $500,000; the Borrower or ProSource shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or any Lien securing any Obligation (including the Lien on the Collateral) shall, with respect to any portion of the Collateral having a value in excess of $500,000, cease to be a perfected first priority Lien (other than with respect to Permitted Liens).

      SECTION 9.1.12. Change in Control. Any Change in Control shall occur.

      SECTION 9.1.13. Purchase and Sale Termination Event. A Purchase and Sale Termination Event shall have occurred and be continuing under the Purchase Agreement.

      SECTION 9.2. Effects of Events of Default.

      SECTION 9.2.1. Action if Bankruptcy. If any Event of Default described in
Section 9.1.5 shall occur, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations (including Reimbursement Obligations) of the Borrower shall automatically be and become immediately due and payable, without notice or demand and the Borrower shall automatically and immediately be obligated to deposit with the Administrative Agent in immediately available funds to be held in the LOC


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Collateralization Account in an amount equal to all Letter of Credit
Outstandings.

      SECTION 9.2.2. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in Section 9.1.5) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Required Lenders, shall by written notice to the Borrower declare all or any portion of the outstanding principal amount of the Loans and other Obligations (including Reimbursement Obligations) of the Borrower to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations of the Borrower which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate and the Borrower shall automatically and immediately be obligated to deposit with the Administrative Agent in immediately available funds to be held in the LOC Collateralization Account in an amount equal to all Letter of Credit Outstandings.

                                    ARTICLE X

                            THE ADMINISTRATIVE AGENT

      SECTION 10.1. Actions. Each Lender hereby appoints Scotiabank as its Administrative Agent under and for purposes of this Agreement, the Notes and each other Loan Document. Each Lender authorizes the Administrative Agent to act on behalf of such Lender under this Agreement, the Notes, the Security Agreement and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Administrative Agent (with respect to which the Administrative Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto, including the enforcement of any remedies under the Security Agreement. Each Lender hereby


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indemnifies (which indemnity shall survive any termination of this Agreement)
the Administrative Agent, pro rata according to such Lender's Percentage, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, the Notes and any other Loan Document, including reasonable attorneys' fees, and as to which the Administrative Agent is not reimbursed by the Borrower; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from the Administrative Agent's gross negligence or wilful misconduct. The Administrative Agent shall not be required to take any action hereunder, under the Notes or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement, the Notes or any other Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of the Administrative Agent shall be or become, in the Administrative Agent's determination, inadequate, the Administrative Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

      SECTION 10.2. Funding Reliance, etc. Unless the Administrative Agent shall have been notified by telephone, confirmed in writing, by any Lender by 5:00 p.m., New York time, on the Business Day prior to a Borrowing that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Administrative Agent, such Lender and the Borrower severally agree to repay the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Administrative Agent made such amount available to the Borrower to the date such amount is repaid to the Administrative Agent, at the interest rate applicable at the time to Loans comprising such Borrowing (in the case of the


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Borrower) and (in the case of a Lender) at the Federal Funds Rate (for the first two Business Days after which such amount has not been repaid, and thereafter at the interest rate applicable to Loans comprising such Borrowing).

      SECTION 10.3. Exculpation. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own wilful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by the Borrower or the Servicer of its obligations hereunder or under any other Loan Document. Any such inquiry which may be made by the Administrative Agent shall not obligate it to make any further inquiry or to take any action. The Administrative Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Administrative Agent believes to be genuine and to have been presented by a proper Person.

      SECTION 10.4. Successor. The Administrative Agent may resign as such at any time upon at least 30 days' prior notice to the Borrower and all Lenders. If the Administrative Agent at any time shall resign, the Required Lenders may with the consent of the Borrower (such consent not to be unreasonably withheld or delayed) appoint another Lender as a successor Administrative Agent which shall thereupon become the Administrative Agent hereunder. If no successor Administrative Agent shall have been so appointed by the Required Lenders with the consent of the Borrower and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving notice of resignation, then the retiring Administrative Agent may with the consent of the Borrower (such consent not to be unreasonably withheld or delayed) appoint a successor Administrative Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the


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U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall be entitled to receive from the retiring Administrative Agent such documents of transfer and assignment as such successor Administrative Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of (i) this
Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement and (ii)
Section 12.3 and Section 12.4 shall continue to inure to its benefit.

      SECTION 10.5. Loans by Scotiabank. Scotiabank shall have the same rights and powers with respect to (x) the Credit Extensions made by it or any of its Affiliates, and (y) the Notes held by it or any of its Affiliates as any other Lender and may exercise the same as if it were not the Administrative Agent. Scotiabank and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if Scotiabank were not the Administrative Agent hereunder.

      SECTION 10.6. Credit Decisions. Each Lender acknowledges that it has, independently of the Administrative Agent and each other Lender, and based on such Lender's review of the financial information of the Borrower, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitments. Each Lender also acknowledges that it will, independently of the Administrative Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or


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not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

      SECTION 10.7. Copies, etc. The Administrative Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Administrative Agent by the Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Borrower). The Administrative Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Administrative Agent from the Borrower for distribution to the Lenders by the Administrative Agent in accordance with the terms of this Agreement.

                                   ARTICLE XI

                              SETTLEMENT PROCEDURES

      SECTION 11.1. Settlement Procedures. (a) Collection of the Pool Receivables shall be administered by the Servicer in accordance with the terms of this Agreement. The Borrower shall provide to the Servicer on a timely basis all information needed for such administration.

      (b) The Servicer shall, on each day on which Collections of Pool Receivables are received by the Borrower or the Servicer, transfer such Collections from the Lock-Box Accounts and deposit such Collections into the Collection Account. With respect to such Collections on such day, the Servicer shall to the extent permitted by the applicable agreement:

            (i) transfer from the Collection Account to the Liquidation Account, out of such Collections, first, an amount equal to the interest accrued through such day for each Loan and not previously deposited therein and second, an amount equal to the Servicing Fee, the Commitment Fee, the Letter of Credit Fees and any costs or expenses set forth in Section 4.3, 4.4, 4.5 or 4.6, in each case accrued through such day and not previously deposited therein (collectively, the amounts described in clause first and second are referred to herein as, the "Carrying Costs"); and


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            (ii) if such day is not a Amortization Day, remit to the Borrower the remainder of such Collections for application in accordance with
      Section 11.1(h); provided, however, that if on such day the Aggregate Outstanding Amount exceeds the Borrowing Base (such excess being referred to herein as a "Borrowing Base Deficiency"), then such remainder of Collections shall be transferred from the Collection Account to the Liquidation Account until the sum of the Borrowing Base plus the amount on deposit in the Liquidation Account (other than amounts on deposit therein in respect of the Carrying Costs pursuant to clause 11.1(b)(i) above) at least equals the Aggregate Outstanding Amount; provided, further, that if on any day (other than an Amortization Day) such Borrowing Base Deficiency shall no longer exist, the Servicer shall remit to the Borrower any amounts remaining on deposit in the Liquidation Account that were deposited therein pursuant to the preceding proviso, which amounts shall be applied by the Borrower in accordance with Section 11.1(h); and

            (iii) if such day is an Amortization Day, transfer to the Liquidation Account the entire remainder of such Collections.

      (c) On each day that any Carrying Costs (other than Servicing Fees) are payable by the Borrower in accordance with this Agreement, the Servicer shall transfer from the Liquidation Account to the Agent's Account, out of Collections deposited in the Liquidation Account in respect of such Carrying Costs pursuant to Section 11.1(b)(i), the amount of such Carrying Costs that are due and payable on such day.

      (d) On each day that the Borrower is required to repay the Loans in accordance with Section 3.1 or pay amounts to the Administrative Agent in connection with Letters of Credit pursuant to the proviso to Section 3.1(b) or
(c) or Section 2.8.4, the Servicer shall transfer from the Liquidation Account to the Agent's Account, out of Collections deposited in the Liquidation Account pursuant to Section 11.1(b)(ii) and (b)(iii), the principal amount of the Loans required to be repaid and the payments to be made to the Agent pursuant to
Section 3.1 (including pursuant to Section 3.1(b) or (c) thereof) and Section 2.8.4.


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      (e) On each Amortization Day occurring after the Loans and all Carrying
Costs payable to the Secured Parties have been paid in full, the Servicer shall transfer to the Agent's Account all amounts in the Liquidation Account, which remaining amounts shall be held by the Agent for application in accordance with clauses fourth, fifth and sixth of Section 11.1(g)(ii).

      (f) On each day that any Servicing Fees are payable by the Borrower in accordance with this Agreement, the Servicer shall deposit to its own account from Collections held on deposit in the Liquidation Account pursuant to Section 11.1(b)(i) in respect of the accrued Servicing Fee, an amount equal to such accrued Servicing Fee; provided, however, that if an Event of Default has occurred and is continuing and ProSource or any Affiliate thereof is the Servicer, the Servicer shall not withdraw any amounts from the Liquidation Account with respect to accrued Servicing Fees.

      (g) Upon receipt of funds deposited in the Agent's Account pursuant to Sections 11.1(c), 11.1(d), 11.1(e) or 11.1(h) the Administrative Agent shall cause such funds to be distributed as follows:

            (i) if such distribution occurs on a day that is not an Amortization Day, first, to the Secured Parties in payment in full of all accrued interest on the Loans, second, to the Secured Parties in payment of accrued and unpaid Letter of Credit Fees and Commitment Fees and to cover all other Carrying Costs payable to the Secured Parties, and third, to the Secured Parties in payment of the outstanding principal amount of the Loans; and

            (ii) if such distribution occurs on an Amortization Day, first, to the Secured Parties in payment in full of all accrued interest on the Loans, second, to the Secured Parties in payment of accrued and unpaid Letter of Credit Fees, Commitment Fees, and all other Carrying Costs payable to the Secured Parties, third, to the Secured Parties in payment the outstanding principal amount of the Loans, fourth, after the outstanding principal amount of the Loans, accrued interest thereon and other Carrying Costs payable to the Secured Parties have been paid in full, remaining amounts, to the extent of the Letter of Credit Outstandings, shall be


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      deposited into the LOC Collateralization Account to collateralize Letter of Credit Outstandings, fifth, to the Secured Parties for the payment of all other Obligations of the Borrower hereunder, and sixth, to the Servicer (if the Servicer is ProSource or any Affiliate thereof) all accrued and unpaid Servicing Fees and to the Borrower all remaining amounts.

      (h) Borrower shall apply all Collections distributed to it pursuant to Sections 11.1(b)(ii) and 11.1(g)(ii) in the following order of priority: first, if Borrower elects, to any voluntary prepayment of the outstanding principal amount of the Loans pursuant to Section 3.1(a) and the payment of interest thereon; second, the payment of its expenses (including the Obligations when due and payable to the Secured Parties); third, to the payment of accrued and unpaid interest on the Borrower Note; fourth, to the payment of the purchase price of any Receivables under the Purchase Agreement and the payment of the outstanding principal amount of the Borrower Note; and fifth, other legal and valid corporate purposes.

      SECTION 11.2. Investments of Funds in Certain Accounts.

            (a) Any amounts in the Liquidation Account or the Collection Account, as the case may be, may be invested by the Liquidation Account Bank or Collection Account Bank, respectively, at Servicer's direction so as to insure sufficient availability of funds, in Permitted Investments, so long as Administrative Agent's interest for the benefit of the Lenders in such Permitted Investments is perfected and such Permitted Investments are subject to no Liens other than Permitted Liens and the Lien under the Loan Documents. Permitted Investments shall be made in the name of the Borrower. All income received from investments of funds in the Liquidation Account or the Collection Account shall be treated as Collections and distributed in accordance with Section 11.1.

            (b) Any interest earned on amounts deposited by the Agent in the LOC Collateralization Account to cash collateralize Letter of Credit Outstandings shall be used to pay the Letter of Credit Fee when due and payable.


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                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

      SECTION 12.1. Waivers, Amendments, etc. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Required Lenders; provided, however, that no such amendment, modification or waiver shall:

            (a) modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders without the consent of all Lenders;

            (b) modify this Section 12.1, change the definition of "Required Lenders", release any Collateral (except as otherwise specifically provided in any Loan Document), change the amount or the date of payment of the Commitment Fee or the Letter of Credit Fee or extend the Commitment Termination Date without the consent of all Lenders;

            (c) extend the Scheduled Maturity Date (or reduce the principal amount of or rate of interest on any Loan or Reimbursement Obligation, or postpone the date of payment of interest on any Loan or Reimbursement Obligation) without the consent of the Lender making such Loan (it being understood and agreed, however, that any vote to rescind any acceleration made pursuant to Section 9.2.2 of amounts owing with respect to the Loans and other Obligations shall only require the vote of the Required Lenders and any vote to rescind any acceleration made pursuant to Section 9.2.1 of amounts owing with respect to the Loans and other Obligations shall require the consent of all Lenders);

            (d) increase the aggregate amount of any Lender's Percentage of any Commitment Amount, increase the aggregate amount of any Loans required to be made by a Lender pursuant to its Commitments or reduce any fees described in Article III payable to any Lender without the consent of such Lender;


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            (e) affect adversely the interests, rights or obligations of the
      Administrative Agent in its capacity as the Administrative Agent without consent of the Administrative Agent;

            (f) affect adversely the interests, rights or obligations of the Swingline Bank in its capacity as Swingline Bank without the consent of the Swingline Bank; or

            (g) affect adversely the interests, rights or obligations of the Issuer in its capacity as Issuer without the consent of the Issuer.

No failure or delay on the part of the Administrative Agent, the Swingline Bank, the Issuer or any Lender in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Administrative Agent, the Swingline Bank, the Issuer or any Lender under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

      SECTION 12.2. Notices. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its name on Schedule III hereto or set forth in the Lender Assignment Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received. Any notice transmitted by facsimile shall be deemed given when the confirmation of transmission thereof.


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      SECTION 12.3. Payment of Costs and Expenses. The Borrower agrees to pay on demand all reasonable expenses of the Administrative Agent (including the reasonable fees and out-of-pocket expenses of counsel to the Administrative
Agent and of local counsel, if any, who may be retained by counsel to the Administrative Agent) in connection with

            (a) the negotiation, preparation, execution and delivery of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated;

            (b) the filing, recording, refiling or rerecording of any Loan Document and/or any Uniform Commercial Code financing statements relating thereto and all amendments, supplements, amendments and restatements and other modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or the terms of any other Loan Document; and

            (c) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document.

The Borrower further agrees to pay, and to save the Administrative Agent, the Issuer, the Swingline Bank and the Lenders harmless from all liability for, any stamp or other taxes (other than Taxes payable in accordance with Section 4.6) which may be payable in connection with the execution or delivery of this Agreement, the Credit Extensions hereunder, or the issuance of the Notes, the Letters of Credit, the Swingline Note or any other Loan Documents. The Borrower also agrees to reimburse the Administrative Agent, the Issuer, the Swingline Bank and each Lender upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and legal expenses of counsel to the Administrative Agent, the Issuer, the Swingline Bank and the Lenders) incurred by the Administrative Agent, the Issuer, the Swingline Bank or such Lenders in connection with (x) the negotiation of any restructuring


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or "work-out" with the Borrower, whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.

      SECTION 12.4. Indemnification. In consideration of the execution and delivery of this Agreement and the extension of the Commitments, the Borrower hereby indemnifies, exonerates and holds the Administrative Agent, the Issuer, the Swingline Bank and each Lender and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and reasonable expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

            (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Credit Extension, including all Indemnified Liabilities arising in connection with the transactions contemplated by the Loan Documents;

            (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties;

            (c) any Receivable or Contract;

            (d) any inaccurate representation of any of the Borrower, or the breach by any of the Borrower of its obligations under any Loan Document; or

            (e) false information conveyed to the Secured Parties by the Servicer (other than the Administrative Agent and any Servicer appointed by the Administrative Agent) or ProSource; failure by the Servicer (other than the Administrative Agent and any Servicer appointed by the Administrative Agent) to comply with any law; any dispute, claim or offset of any Obligor; or any product liability or damage suit associated with a Receivable.


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except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct or to the extent said indemnification shall constitute credit recourse for the failure of an Obligor to make payments on a Receivable. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

      SECTION 12.5. Survival. The obligations of the Borrower under Sections 4.3, 4.4, 4.5, 4.6, 12.3 and 12.4, and the obligations of the Lenders under
Section 10.1, shall in each case survive any assignment from one Lender to another (in the case of Sections 12.3 and 12.4) and any termination of this Agreement, the payment in full of all the Obligations and the termination of all the Commitments. The representations and warranties made by each of the Borrower and the Servicer in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

      SECTION 12.6. Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

      SECTION 12.7. Headings. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

      SECTION 12.8. Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower, the Administrative Agent, the Issuer, the Swingline Bank and each Lender (or notice thereof satisfactory


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to the Administrative Agent) shall have been received by the Administrative
Agent and notice thereof shall have been given by the Administrative Agent to the Borrower and each Lender.

      SECTION 12.9. Governing Law; Entire Agreement. THIS AGREEMENT, THE NOTES, THE SWINGLINE NOTE AND EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF A SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. This Agreement, the Notes, the Swingline Note and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect thereto.

      SECTION 12.10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:

            (a) neither the Borrower nor the Servicer may assign or transfer its rights or obligations hereunder without the prior written consent of the Administrative Agent and all Lenders; and

            (b) the rights of sale, assignment and transfer of the Lenders are subject to Section 12.11.

      SECTION 12.11. Sale and Transfer of Loans and Notes; Participations in Loans and Notes. Each Lender may assign, or sell participations in, its participations in the Letters of Credit, Loans and Commitments to one or more other Persons in accordance with this Section 12.11.

      SECTION 12.11.1. Assignments. Upon prior notice to the Borrower and the Administrative Agent, any Lender,


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            (a) with the consent of the Borrower and the Administrative Agent
      (which consents shall not be unreasonably delayed or withheld) may at any time assign and delegate to one or more commercial banks or other financial institutions, and

            (b) with notice to the Borrower and the Administrative Agent, but without the consent of the Borrower or the Administrative Agent, may assign and delegate to any of its Affiliates or to any other Lender

(each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender"), all or any fraction of such Lender's total Loans, interest in Letter of Credit Outstandings and Commitments in a minimum aggregate amount of $10,000,000 (or, if less, the entire remaining amount of such Lender's Loans, interest in Letter of Credit Outstandings and Commitment); provided, however, that the assigning Lender must assign a pro-rata portion of each of its Commitment, Loans and interest in Letters of Credit Outstandings. The Borrower and the Administrative Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee Lender until

            (c) notice of such assignment and delegation, together with (i) payment instructions, (ii) the Internal Revenue Service Forms or other statements contemplated or required to be delivered pursuant to Section 4.6, if applicable, and (iii) addresses and related information with respect to such Assignee Lender, shall have been delivered to the Borrower and the Administrative Agent by such Lender and such Assignee Lender;

            (d) such Assignee Lender shall have executed and delivered to the Borrower and the Administrative Agent a Lender Assignment Agreement, accepted by the Administrative Agent; and

            (e) the processing fees described below shall have been paid.


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From and after the date that the Administrative Agent accepts such Lender
Assignment Agreement, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents. Within five Business Days after its receipt of notice that the Administrative Agent has received and accepted an executed Lender Assignment Agreement, but subject to clause (d) above, the Borrower shall execute and deliver to the Administrative Agent (for delivery to the relevant Assignee Lender) a new Note evidencing such Assignee Lender's assigned Loans and Commitments and, if the assignor Lender has retained Loans and Commitments hereunder, a replacement Note in the principal amount of the Loans and Commitments retained by the assignor Lender hereunder (such Note to be in exchange for, but not in payment of, the Note then held by such assignor Lender). Each such Note shall be dated the date of the predecessor Note. Accrued interest on that part of each predecessor Note evidenced by a new Note, and accrued fees, shall be paid as provided in the Lender Assignment Agreement. Accrued interest on that part of each predecessor Note evidenced by a replacement Note shall be paid to the assignor Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Note and in this Agreement. Such assignor Lender or such Assignee Lender must also pay a processing fee to the Administrative Agent upon delivery of any Lender Assignment Agreement in the amount of $3,500. Any attempted assignment and delegation not made in accordance with this Section 12.11.1 shall be null and void. Notwithstanding anything to the contrary set forth above, any Lender may (without requesting the consent of the Borrower or the Administrative Agent) pledge its Loans to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank.

      SECTION 12.11.2. Participations. Any Lender may at any time sell to one or more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a


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"Participant") participating interests in any of the participations in Letters of Credit, Loans, Commitments, or other interests of such Lender hereunder; provided, however, that

            (a) no participation contemplated in this Section 12.11 shall relieve such Lender from its Commitments or its other obligations hereunder or under any other Loan Document;

            (b) such Lender shall remain solely responsible for the performance of its Commitments and such other obligations;

            (c) the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents;

            (d) no Participant, unless such Participant is an Affiliate of such Lender or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any actions of the type described in clause (a), (b), (d) or, to the extent requiring the consent of such Lender, clause (c) of Section 12.1, and

            (e) the Borrower shall not be required to pay any amount under any provision of this Agreement that is greater than the amount which it would have been required to pay had no participating interest been sold.

The Borrower acknowledges and agrees that each Participant, for purposes of Sections 4.3, 4.4, 4.5, 4.6, 4.8 and 4.9, shall be considered a Lender and that information delivered to a Lender pursuant to the terms of this Agreement may be furnished to a Participant. Each Lender shall give notice to the Borrower of the name of any Person to which such Lender has sold a participating interest under the provisions hereof. Each Participant shall only be indemnified for increased costs pursuant to Section 4.3, 4.5 or 4.6 if and to the extent that the Lender which sold such participating interest to such Participant concurrently is entitled to make, and does make, a claim on the Borrower for such increased


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costs. Any Lender that sells a participating interest in any Loan, Commitment or other interest to a Participant under this Section 12.11.2 shall indemnify and hold harmless the Borrower and the Administrative Agent from and against any taxes, penalties, interest or other costs or losses (including reasonable attorneys' fees and expenses) incurred or payable by the Borrower or the Administrative Agent as a result of the failure of the Borrower or the Administrative Agent to comply with its obligations to deduct or withhold any Taxes from any payments made pursuant to this Agreement to such Lender or the Administrative Agent, as the case may be, which Taxes would not have been incurred or payable if such Participant had been a Non-U.S. Person that was entitled to deliver to the Borrower, the Administrative Agent or such Lender, and did in fact so deliver, a duly completed and valid Form 1001 or 4224 (or applicable successor form) entitling such Participant to receive payments under this Agreement without deduction or withholding of any United States federal taxes. Any attempted sale of a participation interest not made in accordance with this Section 12.11.2 shall be null and void.

      SECTION 12.12. Other Transactions. Nothing contained herein shall preclude the Administrative Agent, the Issuer, the Swingline Bank or any Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

      SECTION 12.13. Execution on Behalf of Corporation. Any signature by any Authorized Officer on this Agreement, any Loan Document and any other instrument and certificate executed or to be executed pursuant to or in connection with this Agreement or such other Loan Documents is provided only in such Authorized Officer's capacity as a corporate officer, and not in any way in such Authorized Officer's personal capacity.

      SECTION 12.14. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE LENDERS, THE ISSUER, THE SWINGLINE BANK, THE SERVICER OR THE BORROWER IN

CONNECTION HEREWITH OR THEREWITH SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH OF THE BORROWER AND THE SERVICER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS UPON THE BORROWER MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO THE BORROWER IN CARE OF THE PROCESS AGENT AT THE PROCESS AGENT'S ABOVE ADDRESS, AND THE BORROWER HEREBY IRREVOCABLY AUTHORIZES AND DIRECTS THE PROCESS AGENT TO ACCEPT SUCH SERVICE ON ITS BEHALF. EACH OF THE BORROWER AND THE SERVICER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE RESPECTIVE ADDRESSES FOR NOTICES HEREUNDER. EACH OF THE BORROWER AND THE SERVICER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY OF THE BORROWER AND THE SERVICER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OF FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH PERSON HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

      SECTION 12.15. Waiver of Jury Trial. THE ADMINISTRATIVE AGENT, THE LENDERS, THE ISSUER, THE SWINGLINE BANK, THE SERVICER AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF

DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE LENDERS, THE ISSUER, THE SWINGLINE BANK OR THE BORROWER IN CONNECTION HEREWITH OR THEREWITH. EACH OF THE BORROWER AND THE SERVICER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT, THE ISSUER, THE SWINGLINE BANK AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                    PROSOURCE RECEIVABLES CORPORATION


                                    By: /s/ Paul A. Garcia de Quevedo
                                        --------------------------------
                                    Name:  Paul A. Garcia de Quevedo
                                    Title: Vice President, Secretary &
                                             Treasurer


                                    PROSOURCE SERVICES CORPORATION


                                    By: /s/ Paul A. Garcia de Quevedo
                                        --------------------------------
                                    Name:  Paul A. Garcia de Quevedo
                                    Title: Vice President, Secretary &
                                             Treasurer


                                    THE BANK OF NOVA SCOTIA, as
                                    Administrative Agent, as Issuer
                                    and as Swingline Bank


                                    By: /s/ Frank F. Sandler
                                        --------------------------------
                                    Name:  Frank F. Sandler
                                    Title: Relationship Manager


                                       S-1              SECURED CREDIT AGREEMENT

                                              LENDERS

                                    THE BANK OF NOVA SCOTIA, as Lender


                                    By: /s/ Frank F. Sandler
                                        --------------------------------
                                    Name:  Frank F. Sandler
                                    Title: Relationship Manager

                                    Percentage: 100%

                                    Commitment Amount: $150,000,000.00